UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

AMN HEALTHCARE SERVICES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMN Healthcare Services, Inc.

12400 High Bluff Drive, Suite 100

San Diego, California 92130

Telephone: (866) 871-8519

March 9, 2009

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of AMN Healthcare Services, Inc. (the “Company” or “AMN”) at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019-6064, on April 9, 2009, at 10:30 a.m. Eastern Time. Details regarding admission to the Annual Meeting and the business to be conducted are more fully described in the accompanying formal notice of the Annual Meeting and proxy statement.

A copy of the Company’s Annual Report for the fiscal year ended December 31, 2008 is enclosed. The formal notice of the Annual Meeting, the proxy statement and the proxy card follow. It is important that your shares be represented and voted, regardless of the size of your holdings. Accordingly, whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly so that your shares will be represented at the Annual Meeting. The proxy is revocable at any time before it is voted and will not affect your right to vote in person if you attend the Annual Meeting.

Thank you for your ongoing support of and continued interest in AMN.

Very truly yours

Susan R. Nowakowski

Chief Executive Officer & President

AMN Healthcare Services, Inc.

12400 High Bluff Drive, Suite 100

San Diego, California 92130

Telephone: (866) 871-8519

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO

BE HELD ON APRIL 9, 2009 AT 10:30 A.M.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of AMN Healthcare Services, Inc. (the “Company”) will be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, located at 1285 Avenue of the Americas, New York, NY 10019-6064, on April 9, 2009 at 10:30 a.m. Eastern Time or at any subsequent time which may be necessary by any adjournment or postponement of the Annual Meeting, for the following purposes:

(1)	To elect seven directors nominated by the Company’s Board of Directors to hold office until the next Annual Meeting or until their successors are duly elected and qualified;

(2)	To approve amendments to the Company’s Equity Plan, as Amended and Restated;

(3)	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009; and

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The items of business scheduled to be voted on at the Annual Meeting are those listed on this Notice of Annual Meeting. The Board of Directors has fixed the close of business on February 12, 2009 as the record date for determining the stockholders of the Company entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. Representation of at least a majority of the voting power represented by all outstanding shares is required to constitute a quorum at the Annual Meeting. Accordingly, it is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the self-addressed envelope enclosed for your convenience.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on April 9, 2009

The proxy statement and annual report to shareholders are available under “2009 Proxy Materials” at www.amnhealthcare.com/investors.

March 9, 2009:	By Order of the Board of Directors,

Denise L. Jackson
Senior Vice President, General Counsel and Secretary
San Diego, California

YOUR VOTE IS IMPORTANT. ACCORDINGLY, THE COMPANY URGES YOU TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING.

i

ii

PROXY STATEMENT

for Annual Meeting of Stockholders

to be held on April 9, 2009

General

This proxy statement and proxy card, which are first being mailed to the stockholders of AMN Healthcare Services, Inc. (the “Company” or “AMN”) on or about March 9, 2009, is furnished to you in connection with the solicitation of proxies on behalf of the Board of Directors of AMN for use at the Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting is to be held at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, located at 1285 Avenue of the Americas, New York, NY 10019-6064, on April 9, 2009 at 10:30 a.m. Eastern Time, or at any subsequent time which may be necessary by any adjournment or postponement of the Annual Meeting.

Proxies in proper form received by the time of the Annual Meeting will be voted as specified. Stockholders may specify their choices by marking the appropriate boxes on the enclosed proxy card. If a proxy card is dated, signed and returned without specifying choices, the proxies will vote as recommended by the Board of Directors FOR proposals (1), (2) and (3); and, in their discretion upon such other business as may properly come before the meeting. Business transacted at the Annual Meeting is confined to the purposes stated in the Notice of Annual Meeting.

Shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), cannot be voted at the Annual Meeting unless the holder is present in person or represented by proxy.

Voting Securities

The Board of Directors, in accordance with the Amended and Restated By-laws of the Company (the “Bylaws”), has fixed the close of business on February 12, 2009 as the record date (the “Record Date”) for determining the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponement thereof. At the close of business on the Record Date, the outstanding number of voting securities of the Company was 32,576,274 shares of Common Stock. Shares of the Company’s Common Stock cannot be voted at the Annual Meeting unless the holder is present in person or represented by proxy.

For each share held as of the Record Date, each holder of Common Stock is entitled to one vote. If you hold your shares through a broker, you should contact your broker to determine the procedure by which you can vote.

Our Bylaws require that in an election such as this where the number of director nominees does not exceed the number of directors to be elected (Proposal 1), each director will be elected by the vote of the majority of the votes cast (in person or by proxy). A “majority of votes cast” means that the number of shares cast “for” a director’s election exceeds the number of votes cast “against” that director. In an uncontested election, a nominee who does not receive a majority vote will not be elected. An incumbent director who is not elected because he or she does not receive a majority vote will continue to serve as a holdover director, but shall tender his or her resignation to the Board. Within ninety (90) days after the date of the certification of the election results, the Corporate Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation or whether other action should be taken, and the Board will act on such committee’s recommendation and publicly disclose its decision and the rationale behind it.

The affirmative vote of a majority of the voting power present (in person or by proxy) and entitled to vote thereon is required for the approval of amendments to the Equity Plan (Proposal 2) and for ratification of the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2009 (Proposal 3). Abstentions will have the same effect as “no” votes on these proposals. In addition, as described below, in accordance with the New York Stock Exchange (NYSE) rules, broker non-votes will have no effect on the outcome of approval of amendments to the Equity Plan (Proposal 2).

If you hold your shares in street name and do not direct your broker how to vote the shares, under the rules of the NYSE, brokers that have not received voting instructions from their customers ten days prior to the meeting date may vote their customers’ shares in the brokers’ discretion on the proposals regarding the election of directors and the ratification of the appointment of the Company’s independent registered public accounting firm because they are considered “discretionary” under NYSE rules.

Under the NYSE’s rules, the approval of amendments to the Equity Plan is considered “non-discretionary.” That means that your broker does not have the discretion to vote your shares without your direction. If brokers vote these shares absent client instructions, the vote will be recorded as a broker non-vote. Proxies in proper form received by the time of the Annual Meeting will be voted as specified.

Revocability of Proxies

A stockholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by giving the Secretary of the Company a letter revoking the proxy or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not alone constitute the revocation of a proxy.

PROPOSAL 1:

ELECTION OF DIRECTORS

Nominees for the Board of Directors

Seven directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting or until their successors are duly elected and qualified, or until the director resigns, is removed, or becomes disqualified. The proxy will be voted in accordance with the directions stated on the card, or if no directions are stated, for election of each of the seven nominees listed below. Upon the recommendation of the Corporate Governance Committee, the members of the Board of Directors (the “Board”) have nominated for election seven current directors of the Company. The director nominees for election named below are willing to be duly elected and to serve. If any such nominee is not a candidate for election at the Annual Meeting, an event that the Board does not anticipate, the proxies will be voted for a substitute nominee. Information with respect to the business experience and affiliations of the Company’s director nominees is set forth below.

Director Nominees:

R. Jeffrey Harris, age 54, has served as a director of the Company since September 2005. Mr. Harris also serves as Chairman of the Compensation and Stock Plan Committee. Mr. Harris served as Of Counsel to Apogent Technologies Inc. from December 2000 through 2003, and served as Vice President, General Counsel and Secretary of Apogent Technologies Inc. from 1988 to 2000. He served as a director of Apogent Technologies from 2000 until 2004, when Apogent Technologies was acquired by Fisher Scientific International, Inc. Mr. Harris served on the Board of Sybron Dental Specialties in 2005 and 2006, until it was sold to Danaher Corp. Mr. Harris served on the board of Playtex Products, Inc. from 2001 until it was sold to Energizer Holdings in October 2007. Since 2002 and 2004, Mr. Harris has been an investor in and Board member of Prodesse, Inc. and PhysioGenix, Inc., respectively, both of which are early stage biotechnology companies.

Michael M.E. Johns, M.D., age 67, has served as a director since December 23, 2008. In October 2007, Dr. Johns was appointed Chancellor of Emory University. From 1996 to 2007, Dr. Johns served as Executive Vice President for Health Affairs and Chief Executive Officer of the Robert W. Woodruff Health Sciences Center of Emory University and the Chairman of the Board of Directors of Emory Healthcare. From 1990 to 1996, Dr. Johns was Dean of the Johns Hopkins School of Medicine and Vice President of the Medical Faculty at Johns Hopkins University. Dr. Johns also serves on several boards, including Johnson & Johnson since 2005, the Genuine Parts Company since 2000, and the Board of Regents of the Uniformed Services University for the Health Sciences. He also sits on several philanthropic boards, including the National Health Museum Board.

Hala G. Moddelmog, age 53, has served as a director of the Company since February 7, 2008. Ms. Moddelmog also serves as a member of the Compensation and Stock Plan and Corporate Governance Committees. Ms. Moddelmog has been president and chief executive officer of the Susan G. Komen for the Cure since September 2006. Prior to joining the Komen Foundation, she served as CEO of Catalytic Ventures, a company she founded to consult and invest in the food service industry. From 1995 to 2004, she was the President of Church’s Chicken, a division of AFC Enterprises. She also held executive management and marketing positions at Church’s Chicken, Arby’s Franchise Association and BellSouth. From 2006 until January 2008, Ms. Moddelmog served on the Board of Directors of Fiesta Brands, Inc., and from 2006 to 2007 on the board of HyperActive Technologies. She served on the Board of Trustees for the Georgia Southern University Foundation from 2005 to 2008, and for Clark Atlanta University from 2004 to 2006.

Susan R. Nowakowski, age 44, joined the Company in 1990 and has been a director since September 2003. She serves as a member of the Executive Committee of the Board of Directors. Ms. Nowakowski has been the Company’s President since May 2003 and the Chief Executive Officer since May 2005. Ms. Nowakowski has been employed at the Company in a variety of leadership roles, including Chief Financial Officer and Chief Operating Officer, since 1990. Prior to joining the Company, Ms. Nowakowski worked at BioVest Partners, a venture capital firm, and at Hybritech, a subsidiary of Eli Lilly & Co. which was later acquired by Beckman Coulter. Ms. Nowakowski serves on the board of directors of Beckman Coulter, and serves on the boards of the University of California San Diego Sulpizio Family Cardiovascular Center, Biocom and San Diego State University College of Business Administration.

Andrew M. Stern, age 59, has served as a director of the Company since November 2001. Mr. Stern also serves as Chairman of the Company’s Corporate Governance Committee and serves as member of the Audit Committee. Mr. Stern has served as Chairman of the Board and Chief Executive Officer of Sunwest Communications, Inc., a public relations firm, since 1983. Mr. Stern also serves as a director of Medical City Dallas Hospital, Texas Hospital Association, Salesmanship Club Charitable Golf of Dallas and as an advisory director of NeoSpire, Inc. He is also chairman of the Texas Healthcare Trustees Association.

Paul E. Weaver, age 63, has served as a director of the Company since July 2006. Mr. Weaver also serves as Chairman of the Company’s Audit Committee and is designated as a financial expert on that committee. Mr. Weaver also serves as member of the Executive Committee of the Board of Directors. Mr. Weaver is a former Vice Chairman of PricewaterhouseCoopers, LLP and was Chairman of the firm’s global technology, infocom and entertainment/media practice group. Mr. Weaver serves on the board of Idearc, Inc. and the corporate advisory board of the University of Michigan Business School. He is also Chairman of the Board of the Statue of Liberty/ Ellis Island Foundation.

Douglas D. Wheat, age 58, has served as a director of the Company almost continuously since November 1999. Mr. Wheat is the Chairman of the Company’s Board of Directors and also serves as a member of the Company’s Corporate Governance Committee and Executive Committee. Mr. Wheat is Partner of Southlake Equity Group, serves as director of Challenger Capital Group, Ltd., and previously served as Chairman of Foxbridge Partners, LLC and President of Haas Wheat & Partners, L.P.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF

EACH OF THE SEVEN (7) DIRECTOR NOMINEES NAMED ABOVE.

Corporate Governance

Corporate Governance Guidelines.    All of the Company’s corporate governance materials, including the Corporate Governance Guidelines (“Guidelines”) and Board committee charters and codes of ethics, are published in the Corporate Governance section of the Company’s web site at www.amnhealthcare.com. These materials also are available in print to any shareholder upon request. The Board regularly reviews corporate governance developments and modifies the Guidelines, committee charters and key practices as warranted. Any modifications are reflected on the Company’s web site.

Director Independence.    The Board has adopted categorical standards for director independence. Under these standards, a director will not be considered independent if the director does not qualify as independent under Rule 303A.02(b) of the NYSE Listed Company Manual; the director or an immediate family member is a partner of or of counsel to a law firm that performs substantial legal services for the Company on a regular basis; or the director or an immediate family member is a partner, officer or employee of an investment bank or consulting firm that performs substantial services for the Company on a regular basis for which they receive compensation. The following relationships would not be considered to be material relationships that would impair a director’s independence: the director or an immediate family member is an executive officer of another company that does business with the Company and the annual sales to, or purchases from, the Company are less than 1% of the annual revenues of the company for which he or she serves as an executive officer; the director or an immediate family member is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is less than 1% of the total consolidated assets of the company for which he or she serves as an executive officer and such indebtedness is not past due; or the director or an immediate family member serves as an officer, director or trustee of a charitable organization, and the Company’s discretionary charitable contributions to the organization are less than 1% of that organization’s total annual charitable receipts. The Board has determined that R. Jeffrey Harris, Michael M.E. Johns, Hala G. Moddelmog, Andrew M. Stern, Paul E. Weaver and Douglas D. Wheat each meet the Company’s categorical standards for director independence.

Codes of Ethics.    The Company has adopted a Code of Business Conduct and Ethics and a Code of Ethics for the Principal Executive Officer and Senior Financial Officers, which are both published on the Company’s website.

As described in the Code of Business Conduct and Ethics, the Company has established strict standards with respect to actual and potential conflicts of interest by directors, executive officers or employees.

With regard to directors, the Corporate Governance Guidelines establish directors’ duties to adhere to the Code of Business Conduct and Ethics, specifically including the policies on conflicts of interest expressed therein, and to avoid any action, position or interest that conflicts with an interest of the Company, or gives the appearance of a conflict. Directors are required to report any potential conflicts of interest immediately to the Chairman of the Corporate Governance Committee. The Guidelines further provide that the Company does not permit any director or executive officer, or their immediate family member (spouse, parents, step-parents, children, step-children, siblings, mothers and fathers-in-law; sons and daughters-in-law; and brothers and sisters-in-law and anyone (other than a tenant or employee) who shares such person’s home) (a “related person”) to enter into a transaction in which the Company is a participant, where (a) the amount involved exceeds $120,000; and (b) the related person had or will have a direct or indirect material interest without approval of the Board. The Company annually solicits information from directors and executive officers in order to monitor potential conflicts of interest and comply with Securities and Exchange Commission requirements regarding approval or disclosure of “related person transactions”.

Meetings of the Board of Directors and Certain Committees of the Board of Directors

During 2008, the Board of Directors met eleven times and took action by unanimous written consent three times. No member of the Board attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he or she has been a director) and (ii) the number of meetings held by all committees of the Board (during the periods that he or she served on such committees). Directors are also encouraged but not required to attend the Company’s Annual Meeting of Stockholders. Each of the Company’s directors standing for election at the Company’s 2008 Annual Meeting of Stockholders attended the meeting.

The Company has standing Audit, Corporate Governance, Compensation and Stock Plan and Executive Committees. The current functions and members of each committee are described below.

Audit Committee.    During 2008, the Audit Committee was composed of Paul E. Weaver, William F. Miller III, Andrew Stern and R. Jeffrey Harris, with Mr. Weaver serving as Chairman. Mr. Harris served on the Audit Committee from January 1, 2008 through April 9, 2008. Mr. Stern was appointed to the Audit Committee on April 9, 2008. The Audit Committee met thirteen times in 2008. The Board has determined that Messrs. Weaver and Miller satisfy the criteria for “an audit committee financial expert” as that term is used in Item 401(h) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All members of the Audit Committee meet the criteria for independence set forth in Rule 10A-3 under the Exchange Act and Section 303A of the NYSE Listed Company Manual.

The duties of the Audit Committee are set forth in its charter, which was adopted by the Board on October 17, 2001 and last amended in June 2008. The Audit Committee is charged with the responsibility of overseeing the financial reporting process of the Company. In the course of performing its functions, the Audit Committee (i) reviews the Company’s internal accounting controls and audited financial statements; (ii) reviews with the Company’s independent registered public accounting firm the scope of their audit, their report and their recommendations; (iii) considers the possible effect on the independence of such accountants in approving non-audit services requested of them; and (iv) appoints the Company’s independent registered public accounting firm, subject to ratification by the Company’s stockholders.

Corporate Governance Committee.    During 2008, the Corporate Governance Committee was composed of Andrew M. Stern, Hala G. Moddelmog, Douglas Wheat, William F. Miller and Paul E. Weaver, with Mr. Stern serving as Chairman. Messrs. Miller and Weaver served on the Corporate Governance Committee from January 1, 2008 through April 9, 2008. Ms. Moddelmog and Mr. Wheat were appointed to the Corporate Governance Committee on April 9, 2008. During 2008, the Corporate Governance Committee met four times. All members of the Corporate Governance Committee meet the standards for independence required by the NYSE.

Committee Responsibilities.    The duties of the Corporate Governance Committee are set forth in its charter adopted by the Board in October 2001 and last amended in November 2008. The Corporate Governance Committee (i) identifies and recommends individuals qualified to become members of the Board; (ii) evaluates the corporate governance guidelines applicable to the Company; (iii) reviews the Board’s performance on an annual basis; and (iv) makes recommendations with respect to potential successors to the Chief Executive Officer.

Director Nominee Procedures.    In evaluating and determining whether to recommend a person as a candidate for election as a director, the Corporate Governance Committee considers the qualifications set forth in the Company’s corporate governance guidelines including issues of judgment, business and management experience (including financial literacy), leadership, strategic planning and diversity. The Committee also takes into account specific characteristics and expertise that the directors believe could enhance the diversity and effectiveness of the Board.

The Corporate Governance Committee utilizes a broad approach for identification of director nominees and may seek recommendations from its directors, officers, shareholders or it may choose to engage a search firm. The Committee evaluates nominees on the basis of the criteria outlined in its Corporate Governance Guidelines and applies the same criteria to all candidates it considers, including any candidates submitted by shareholders. These criteria include seeking candidates from a broad spectrum of experience and expertise and a reputation for integrity. The Board specifically considers a candidate’s judgment, business and management experience (including financial literacy), leadership, strategic planning, diversity, understanding of the healthcare industry, knowledge of and relationships with the Company’s clients and other stakeholders, and independence from management. The Board seeks directors whose specific qualities, experience and expertise will augment the current Board’s makeup and whose past experience evidences they will dedicate sufficient time, energy and attention to ensure the diligent performance of Board duties; comply with all duties of care, loyalty and confidentiality applicable to them as directors of publicly traded corporations; and adhere to the Company’s Code of Business Conduct and Ethics. The Committee may also engage a third party to conduct or assist with the evaluation.

The Corporate Governance Committee will consider shareholder recommendations of qualified nominees when such recommendations are submitted in accordance with the procedures described in the Bylaws, and outlined below. In order to have a nominee considered by the Corporate Governance Committee for election at the 2010 annual meeting, a shareholder must submit the recommendation in writing to the attention of the Company’s Secretary at the Company’s headquarters no later than January 8, 2010. Any such recommendation must include:

•	the name and address of the candidate;

•

a brief biographical description of the candidate, including the candidate’s occupation for at least the last five years, and a statement of the qualifications of the candidate taking into account the qualifications requirements set forth in the Company’s Corporate Governance Guidelines; as well as: (i) the name and address, as they appear on the Company’s books, of the stockholder and the name and address of any beneficial owner on whose behalf a nomination is being made and the names and addresses of their affiliates, (ii) the class and number of shares of stock held of record and beneficially by such stockholder, and any such beneficial owner or affiliate, and the date such shares were acquired, (iii) a description of any agreement, arrangement or understanding with respect to such nomination between or among such stockholder, beneficial owners, affiliates or any other persons (including their names) acting in concert with any of the foregoing, and a representation that the stockholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions and borrowed or loaned shares) that has been entered into as of the date of the notice of nomination by, or on behalf of, such stockholder, beneficial owners or affiliates the effect or intent of which is to mitigate loss to, manage risk or benefit from share price changes for, or increase or decrease the voting power of such stockholder, beneficial owners or affiliates with respect to shares of stock of the Company (a “Derivative”) and a representation that the stockholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (v) a description in reasonable detail of any proxy (including revocable proxies), contract, arrangement, understanding or other relationship pursuant to which such stockholder, beneficial owners or affiliates have a right to vote any shares of stock of the Company, (vi) a representation that such stockholder is a holder of record of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination, (vii) all information regarding each stockholder nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) pursuant to Section 14 of the Exchange Act, or any successor statute thereto, and the written consent of each such stockholder nominee to being named in a proxy statement as a nominee and to serve if elected, (viii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder, beneficial owners, affiliates or others acting in concert therewith, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if such stockholder, beneficial owner or any person acting in concert therewith, were the “registrant” for purposes of such rule and the stockholder nominee were a director or executive of such registrant, (ix) a statement whether such stockholder nominee agrees to tender a resignation if he or she fails to receive the required vote for re-election, in accordance with Section 3.3 and the Company’s Corporate Governance Guidelines; and (x) all other information that would be required to be filed with the SEC if such stockholder, beneficial owner or Affiliate were a participant in a solicitation subject to Section 14 of the Exchange Act or any successor statute thereto.

The Company may require any stockholder nominee to furnish such other information as it may reasonably require to determine the eligibility of such stockholder nominee to serve as a director of the Company. Once the Company receives the recommendation, it will deliver to the candidate a questionnaire that requests additional information about the candidate’s independence, qualifications and other matters that would assist the Corporate Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in the Company’s proxy statement or other regulatory filings, if nominated. Candidates must complete and return the questionnaire within the timeframe provided to be considered for nomination by the Corporate Governance Committee.

The Committee did not receive a recommendation for a director nominee from any shareholder during 2008.

Compensation and Stock Plan Committee.    During 2008, the Compensation and Stock Plan Committee was composed of R. Jeffrey Harris, William Miller, Hala G. Moddelmog, Andrew M. Stern and Douglas D. Wheat, with Mr. Harris serving as Chairman. Messrs. Stern and Wheat served on the Compensation and Stock Plan Committee from January 1, 2008 through April 9, 2008. Ms Moddelmog and Mr. Miller were appointed to the Compensation and Stock Plan Committee on April 9, 2008. The Committee met nine times and took action by unanimous written consent three times in 2008.

The duties of the Compensation and Stock Plan Committee are set forth in its charter adopted in March 2004 and last amended in December 2007. The Committee (i) reviews, administers, and where applicable, makes recommendations to the Board of Directors with respect to the compensation of CEO and all senior officers that report directly to the CEO and directors and with respect to the Company’s incentive compensation plans and equity-based plans; (ii) prepares the Compensation Committee Report required by the SEC to be included in the Company’s annual proxy statement; (iii) oversees the preparation of the Company’s Compensation Disclosure and Analysis as required by the SEC to be included in the Company’s annual proxy statement and recommends its inclusion in the proxy statement to the Board; and (iv) evaluates the performance of the Chief Executive Officer.

The Committee is composed exclusively of non-employee, independent directors, none of whom has a business relationship with the Company, other than in their capacity as directors, or has any interlocking relationships with the Company that are subject to disclosure under the rules of the SEC related to proxy statements. All members of the Compensation and Stock Plan Committee meet the standards for independence required by the NYSE. Our Compensation and Stock Plan Committee Charter is published on the Company’s web site at www.amnhealthcare.com under the Investors/Corporate Governance section.

The Committee reviews all elements of compensation of the executive officers and senior officers that directly report to the Chief Executive Officer on an annual basis and will consider changes at other times if a change in the scope of the officer’s responsibilities justifies such consideration. The Committee generally conducts its salary and bonus structure review for a particular year in the last quarter of the previous year or early in the subject year. At that time, the Committee reviews peer benchmarking information relating to financial performance and compensation levels, national survey data, the individual’s performance and duties, analysis and advice from its compensation consultant, the Company’s performance and the recommendations of the CEO (who does not provide a recommendation for herself) in establishing compensation.

With respect to the Company’s Senior Management Incentive Bonus Plan (the “Bonus Plan”), which was approved by our stockholders in May 2003 and reapproved by our stockholders in April 2008, the Committee, as the administrator of the Bonus Plan, designates which participants are eligible for an award, the performance criteria for the award and the maximum award each year. Prior to or at the beginning of each fiscal year, the Board sets financial targets for the Company’s performance. Thereafter, the Committee sets the range of financial performance and corresponding targets for the named executive officers’ cash incentive compensation under the Bonus Plan.

The Committee also grants equity awards. Initially, the Committee awarded equity grants annually in January to correspond with its annual performance reviews and changes to cash compensation. For the past several years, due to constraints with available shares, the Committee has granted equity awards at the time of the Board and Committee meetings held in conjunction with our annual stockholders meeting. In 2009, the Committee went back to awarding equity grants in January in order to address incentive and retention needs in the current challenging economic and operating environment, and to again correspond such grants with annual performance reviews and cash compensation decisions. In addition to these annual grants, we have granted equity awards to key employees upon their initial employment or promotion. The Committee has authorized our CEO to grant equity awards to non-officer employees within certain individual and aggregate thresholds with the effective date of each such grant generally being the effective date of the grantee’s promotion or commencement of employment. The awards are reviewed by the Committee. We do not have any practice to time the grant of equity awards pursuant to the Equity Plan in conjunction with the release of material non-public information.

The Committee periodically retains an independent consultant to assist the Committee in fulfilling its responsibilities. The Company’s 2008 compensation structure utilized for named executive officers was designed in consultation with Pearl Meyer & Partners in 2005. The Committee consulted with Pearl Meyer & Partners periodically in 2006 and 2007 as it modified the program to adapt to the Company’s changing needs and size. In 2008 as it began preparing for 2009 compensation decisions, the Committee engaged Frederic W. Cook & Co., Inc. as its compensation consultant, with the objective of reviewing our executive compensation program’s continued competitiveness and its effectiveness in supporting the Company’s strategic objectives. In selecting Frederic W. Cook & Co., the Committee considered directors’ experience with this consultant on other boards, the consultant’s knowledge and experience in executive compensation program design, corporate finance and legal and regulatory issues and experience providing consultative services to boards, as well as, the consultant’s analysis of our existing program and proposal of key considerations in evaluating and strengthening our program. The Company has no other relationships with this consultant.

Executive Committee.    During 2008, the Executive Committee was composed of Douglas D. Wheat, Susan R. Nowakowski and Paul Weaver. On April 9, 2008, Mr. Weaver was appointed to the Executive Committee, and Mr. Wheat became its Chairman. The Executive Committee exercises the power of the Board of Directors in the interval between meetings of the Board. The Executive Committee met three times in 2008.

Executive Sessions of Non-Management Directors

The Board has regularly scheduled meetings during the year for non-management directors without management present. During 2008, the Company’s Chairman, presided at the meetings of non-management directors. The non-management directors may meet without management present at times as determined by the Chairman, or, should there be one, the Presiding Director.

Communications with the Board of Directors

The Board has established the following procedure for stockholders to communicate with members of the Board and for all interested parties to communicate with the presiding director or the non-management directors as a group. All such communications should be addressed to the attention of the Company’s Secretary at the Company’s headquarters, 12400 High Bluff Drive, Suite 100, San Diego, CA 92130. The Secretary collects and maintains a log of all such communications and forwards any that the Secretary believes require immediate attention to the appropriate member or group of members of the Board, who determine how such communications should be addressed.

Non-Director Executive Officers

David C. Dreyer, age 52, joined the Company in September 2004 as Chief Financial Officer and Chief Accounting Officer. He also serves as the Company’s Treasurer. From 1997 to 2004, Mr. Dreyer worked as Chief Financial Officer and Chief Accounting Officer at Sicor, Inc., a manufacturer of complex pharmaceuticals with operations in the United States, Italy, Mexico, Lithuania, China and Switzerland, which was acquired by Teva Pharmaceutical Limited. Prior to Sicor, Mr. Dreyer served in related senior financial positions within the pharmaceutical industry, working for Elan Corporation plc, Athena Neurosciences and Syntex. He is a Certified Public Accountant in California.

Ralph Henderson, age 48, joined the Company as President, Nurse Staffing in September 2007, and in February 2009 was named President, Nurse and Allied Staffing. Mr. Henderson is responsible for leading the sales and financial performance of AMN’s nurse and allied staffing division, the Company’s largest business segment. Prior to joining the Company, Mr. Henderson served as Senior Vice President, Group Executive for Spherion, Inc., one of the largest staffing providers in the United States. Mr. Henderson started with Spherion in 1995 and held several leadership positions, including Regional Vice President and General Manager, Vice President of National Accounts, and Senior Vice President, Western Division. Prior to Spherion, Mr. Henderson was employed by American Express for nine years where in his last role he was Vice President of Sales and Account Management in the Travel Management Services Division. Mr. Henderson holds a Bachelor of Science degree in Business Administration from Northern Arizona University.

Denise L. Jackson, age 44, joined the Company as General Counsel and Vice President of Administration in October 2000. Ms. Jackson is responsible for the legal, corporate governance, executive compensation and government affairs functions of the Company. She was appointed the Company’s Secretary in May 2003 and Senior Vice President in November 2004. From 1995 to September 2000, Ms. Jackson worked for The Mills Corporation serving as Vice President and Senior Counsel from 1998 to 2000. She holds a Juris Doctorate degree from the University of Arizona, a Master of Public Health from The George Washington University and a Bachelor of Science in Liberal Studies from the University of Arizona. Ms. Jackson is licensed as an attorney in California, the District of Columbia, Arizona and New York.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the Record Date regarding (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) the named executive officers and (iv) all executive officers and directors as a group. Except as otherwise indicated, each person has sole voting and dispositive power with respect to such shares.

Beneficial ownership includes shares for which a person, directly or indirectly, has or shares voting or investment power, or both, and also includes options and warrants which are exercisable within 60 days following the Record Date.

Name	Number of Shares Beneficially Owned	Percent of Class
Artisan Partners Ltd Partnership(1)	3,535,640	10.85%
Fiduciary Management, Inc.(2)	2,667,500	8.19%
Barclays Global Investors, N.A.(3)	2,257,557	6.93%
Lord, Abbett & Co. LLC(4)	1,955,782	6.00%
Susan R. Nowakowski(5)	535,002	1.64%
David C. Dreyer(6)	245,953	*
William F. Miller III(7)	136,985	*
Denise L. Jackson(8)	126,576	*
Andrew M. Stern(9)	89,845	*
Douglas D. Wheat(10)	63,387	*
R. Jeffrey Harris(11)	35,845	*
Paul E. Weaver(12)	35,344	*
Ralph Henderson(13)	14,120	*
Hala G. Moddelmog(14)	8,269	*
Michael M.E. Johns	0	—
All directors, director nominees and executive officers as a group	1,291,326	3.96%

*	Less than 1%.

(1)

Artisan Partners Limited Partnership’s address is 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202. Ownership amount based on information contained in a Schedule 13G filed with the SEC on February 13, 2009; of the 3,535,640 shares beneficially owned, Artisan Partners Limited Partnership reported shared voting power as to 3,241,740 shares.

(2)

Fiduciary Management, Inc.’s address is 100 East Wisconsin Avenue, Suite 2200, Milwaukee, WI 53202. Ownership amount based on information contained in a Schedule 13G filed with the SEC on February 6, 2009; of the 2,667,500 beneficially owned, Fiduciary Management, Inc. reported sole voting power as to 2,655,300 shares.

(3)

Barclays Global Investors, N.A.’s address is 400 Howard Street, San Francisco, CA 94105. Ownership amount based on information contained in a Schedule 13G filed with the SEC on February 5, 2009; of the 2,257,557 shares beneficially owned by Barclays Global Investors, NA, on behalf of certain of its direct and indirect subsidiaries, Barclays reported sole voting power as to 1,770,191 shares.

(4)

Lord, Abbett & Co. LLC’s address is 90 Hudson Street, Jersey City, NJ 07302. Ownership amount based on information contained in a Schedule 13G filed with the SEC on February 13, 2009; of the 1,955,782 shares beneficially owned, Lord Abbett & Co. LLC reported sole voting power as to 1,661,394 shares.

(5)

Includes 8,300 shares owned directly by Ms. Nowakowski and equity awards for 526,702 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date.

(6)

Includes 3,517 shares directly owned by Mr. Dreyer and equity awards for 242,436 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date.

(7)

Includes 48,640 shares owned directly by Mr. Miller and equity awards for 88,345 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date.

(8)

Includes 2,404 shares owned directly by Ms. Jackson and equity awards for 124,172 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date.

(9)

Includes 1,500 shares owned directly by Mr. Stern and equity awards for 88,345 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date.

(10)

Includes 20,042 shares owned directly by Mr. Wheat and equity awards for 43,345 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date.

(11)

Includes 2,500 shares owned directly by Mr. Harris and equity awards for 33,345 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date.

(12)

Includes 17,000 shares owned directly by Mr. Weaver and equity awards for 18,344 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date.

(13)	Represents Mr. Henderson’s equity awards for 14,120 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date.

(14)	Represents Ms. Moddelmog’s equity awards for 8,269 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days following the Record Date.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Directors, executive officers and greater than 10% stockholders are required by SEC rules to furnish the Company with copies of Section 16(a) forms they file.

The Company believes that all of its directors, executive officers and greater than 10% beneficial owners complied with all filing requirements applicable to them in 2008.

COMPENSATION DISCUSSION AND ANALYSIS

Summary

The Compensation and Stock Plan Committee of the Board of Directors (the “Committee”) is responsible for setting the compensation of our executive officers, named in the Summary Compensation Table on page 21, and senior officers that directly report to the Chief Executive Officer (“CEO”). The components of compensation for these officers consist of an annual base salary, cash incentives, equity incentives, severance arrangements and benefit plans.

Compensation Objectives

Our compensation program is designed to support our growth strategy of expanding our leadership position within the healthcare staffing and recruitment sector. The key components of our growth strategy include strengthening our relationships with hospital and healthcare facilities, expanding our network of qualified healthcare professionals, leveraging our business model to increase productivity, expanding service offerings through new staffing solutions and technology tools, capitalizing on strategic acquisition opportunities and attracting and retaining a strong management team to optimize our business model and execute our growth strategy.

We use a combination of cash and equity to support our objective of attracting and retaining a highly qualified management team. Specifically, we use this combination to provide strong incentives for management to achieve the Company’s strategic and financial objectives by making a substantial amount of short and long term compensation dependent on Company performance. We believe this structure provides the right balance of risk and reward as the equity program does not encourage unnecessary or excessive risk that threatens the long term value of the company. The cash incentive program and equity, together, encourage innovation to build the Company for the future while still retaining profitability today.

Benchmarking

To understand the Company’s position within the marketplace for management talent and to assist it in making compensation decisions that will help us attract and retain a strong management team, the Committee reviews national compensation survey data, peer financial performance and compensation information, the Company’s financial performance both against its internal financial targets and its designated peer group, and internal compensation comparability among senior executives. We use a peer group comprised of companies from the staffing, healthcare staffing and healthcare services industries, many of which like the Company are in the Dow Jones Business Training and Employment Agencies Index, to establish benchmarks for reference for base salaries.

In late 2008, we revised our peer group to add companies of similar size and business type that had included our company in their peer group in previous years, and to add four additional health care service companies: Emergency Medical Services, Inc., Healthways, Inc, Pediatrix Medical Group, Inc., and Rehab Group, Inc. We removed from our peer group Amerigroup Corp. and Molina Healthcare, Inc. whose revenues were not commensurate with the group and whose service offerings were not as closely aligned with the Company and others in the peer group.

Our new peer group ranges from $605 million to $2.2 billion in revenues, from ($8.3) million to $140 million in net income, and from $179 million to $3.307 billion in market cap (measured at fiscal year end 2007). The group consists of the following companies: Administaff, Inc., Amedisys, Inc., CDI Corp., Cross Country Healthcare, Inc., Emergency Medical Services, Inc., Gentiva Health Services, Inc., Gevity HR, Inc., Healthways, Inc., Heidrick & Struggles International, Inc., Inventiv Health, Inc., KForce, Inc., Korn Ferry International, Maximus, Inc., MPS Group, Inc., Pediatrix Medical Group, Inc., Psychiatric Solutions, Inc., Rehab Group, Inc., Spherion Corp. and TrueBlue, Inc. (formerly known as Labor Ready, Inc.)

The Committee believes benchmarking for external comparability is important in supporting the Company’s growth strategy component of attracting and retaining strong management, and the Committee strives to pay at levels close to the benchmarks when it believes performance, experience and other factors support it.

Compensation Elements

Our direct compensation program for officers consists of four main components: (1) base salary; (2) a cash incentive performance bonus; (3) equity incentives; and (4) retirement, health plans and other compensation arrangements, including participation in a non-qualified deferred compensation excess savings plan and severance arrangements. The program uses a combination of cash and equity to support our management attraction and retention objectives. It is also designed to provide strong incentives for management to achieve the Company’s strategic and financial objectives by making a substantial amount of compensation dependent upon Company performance. Cash incentives under our Bonus Plan are intended to focus management on our short term financial goals for the current year and, to a lesser extent, the following year; while equity incentives under our Equity Plan are intended to promote a longer term growth perspective.

Compensation Program Components

Base salary

In setting base salaries, the Committee considers a number of factors, including the Company’s performance, individual performance, responsibility, experience and the recommendations of the CEO for those who report to her. Company performance is considered in relation to annual internal objectives, the staffing industry performance and the performance of the established peer group. The CEO’s recommendations are based on the same factors as those considered by the Committee, and are especially insightful with respect to individual performance and responsibility levels. The Committee considers these factors in the context of the named executive officer’s total compensation, including bonuses, equity and benefits. The Committee also considers these factors in the context of its benchmarks, which for base salary are a baseline at the 50th percentile with target at the 60th-65th percentiles, if supported by performance, experience and other factors.

The Summary Compensation Table on page 21 reflects the base salary levels for the named executive officers in 2008. As when setting the prior year’s salary levels for the CEO, the Chief Financial Officer (the “CFO”) and the General Counsel, the Committee considered the factors noted in the previous paragraph for each executive, the Company’s financial performance the prior year against its internal targets and peers, and benchmarking data. After consideration of all of the factors above, no increases in annual base salary were given to the named executive officers for 2008 based primarily on the Company’s failure to achieve its internal financial targets and shareholder returns in 2007.

In December 2008, the Committee reviewed salary levels for the named executive officers. The Committee considered the benchmarking data, the CEO’s recommendations, the independent consultant Frederic W. Cook & Co.’s input, the Company’s performance and the economic outlook. Given the economic outlook and the Company’s stock performance, the Committee again decided not to raise salaries for these officers for 2009, keeping them at the same levels initially set in 2007. The Committee determined these considerations outweighed the Company’s relatively good performance compared to its peers, the laudable individual performances of many of its officers, and the risk that some salary levels may not be within the targeted percentiles. However, the Committee made adjustments to the cash incentive bonus for 2009, as further detailed below, in an effort to be consistent with its stated philosophy regarding total cash compensation if the Company meets financial objectives, but again recognizing the Company’s stock performance.

Cash incentive performance bonus

Our cash incentives are paid under the Bonus Plan, which incorporates our annual financial objectives. Our Bonus Plan is intended to provide incentives and rewards to the officers for achievement of annual financial goals. The design of the Bonus Plan reflects the Committee’s belief that a significant portion of annual compensation of each officer should be dependent on the financial performance of the Company.

The Committee has the power to amend the Bonus Plan at any time and may amend any outstanding award granted under the Bonus Plan. However, the Committee may not adopt any amendment without the approval of the Company’s stockholders if the effect of such amendment would affect the tax deduction of those bonus payments. Our Bonus Plan complies with Section 162(m) of the Internal Revenue Code and was reapproved by our stockholders in 2008.

2008

The Committee considered a number of factors in structuring the Bonus Plan for 2008. The target performance levels were based on the financial goals set forth in the Company’s annual operating plan. The bonus levels paid on achievement of the target, as a percentage of base salary for each individual, were set upon consideration of bonus percentages for comparable positions, the recommendation of the CEO (except with respect to her percentage), individual performance, responsibility and experience, and the amount of the potential bonus under various performance scenarios. As with base salary, these factors were considered in the context of each officer’s total compensation package and internal comparability. As shown on the following charts, for 2008, the Bonus Plan target as a percentage of salary for Ms. Nowakowski, the Company’s CEO, was 55%, and her maximum potential percentage was 110%. For the other named executive officers, the potential target bonus percentage was 50% of base salary, with the maximum potential at 100% of base salary.

In 2008, the financial metrics used for the Bonus Plan were net income plus interest expense (net of interest income), income taxes, depreciation, amortization and non-cash stock-based compensation expense (“Adjusted EBITDA”)1 and earnings per share (“EPS”), with division revenue also used for the President of Nurse and Allied Staffing. The targets for these metrics were based on the financial objectives set by the Board with respect to the Company’s annual operating plan. We used Adjusted EBITDA as a performance measure because it is the measure management uses to focus the Company on profitability, it is an objective measure of management’s performance, and it excludes items over which management has less control, such as amortization and taxes. We used EPS as a metric because it is closely correlated with share price and therefore, with shareholder returns.

The Committee decided to place more emphasis on EPS than Adjusted EBITDA in 2008 than in the previous year to focus the executive officers on the metric that is most closely correlated with share price, thus better aligning senior management’s incentives with shareholder returns. In 2008, the weighting of the two financial metrics of Adjusted EBITDA and EPS were such that, for the CEO, CFO and General Counsel, 30% (rather than 70% as in 2007) of their potential bonus was based on Adjusted EBITDA and 70% (rather than 30% as in 2007) of the bonus was driven by EPS. The President of Nurse and Allied Staffing’s potential bonus was based 70% on travel nurse staffing division Adjusted EBITDA and revenue (with 65% of that allocated to the former and 35% to the latter) and 30% on consolidated Adjusted EBITDA and EPS results (with 30% of that on the former, and 70% on the latter).

The Committee decided to reduce the amount of bonus paid at the 90% minimum performance threshold, such that at that level the CEO, CFO and General Counsel would receive 34% (rather than 40% as in 2007) of their target bonus, and the President of Nurse and Allied Staffing, 26% of his target bonus. This change was made so that there would be less reward for the threshold performance level, and correspondingly more incentive to perform at higher levels. Finally, the Committee set the EPS threshold performance level to represent more growth than that required in the previous year to trigger the minimum bonus.

Market data from the Committee’s independent compensation consultant indicated that minimum bonus performance thresholds for named executive officers are routinely lower than the 90% minimum performance threshold established by the Committee with higher payout levels than the 34% established by the Committee for 2008.

As stated, our named executive officers had a minimum performance threshold of 90% of targeted Adjusted EBITDA and EPS to attain a bonus. The bonus range reached a maximum payout at 200% of target if the Company’s financial performance was 110% of Adjusted EBITDA and EPS targets. In addition, the named executive officers were also eligible to receive an additional “super” bonus of 30% of base salary if the Company achieved at least 115% of targeted Adjusted EBITDA and EPS. This additional bonus would not, however, be paid unless and until the Company achieved at least the same level of Adjusted EBITDA and EPS performance in 2009 as it achieved in 2008.

[1]	Adjusted EBITDA Reconciliation and Supplemental Financial and Operating Data can be found in the Company’s press release reporting fourth quarter and year end 2008 results, issued February 26, 2009.

The summary charts set out below for Ms. Nowakowski, Mr. Dreyer, Ms. Jackson and Mr. Henderson show the potential bonuses these executive officers could have earned at various levels of Adjusted EBITDA and EPS for 2008. The Company did not achieve the EPS minimum performance threshold. Based on the Company’s achievement of the 91% Adjusted EBITDA performance level: Mr. Dreyer received $21,755 (11.2% of his target bonus, and 5.6% of base salary) and Ms. Jackson received $17,292 (11.2% of target bonus, and 5.6% of base salary). As depicted below, Mr. Henderson’s bonus was also based partially on nurse staffing division results (where 93% of the revenue target and 98% of the Adjusted EBITDA target were achieved), and thus yielded him $102,510 (58.6% of his target and 29.3% of his base salary). Based on this Adjusted EBITDA performance level, Ms. Nowakowski was entitled to receive a bonus for 2008 of $41,418 (representing 11.2% of her target bonus, and 6.1% of her base salary); however, Ms. Nowakowski declined the bonus.

2008 Potential Cash Bonus Incentives Summary Charts

Susan Nowakowski, President and CEO

Adjusted EBITDA (thousands)	% of Target Adjusted EBITDA	Bonus Amount	Diluted EPS Target	EPS Bonus Amount	Total Eligible Bonus	Bonus as % of Annual Salary	% of Target Bonus
$114,869	110%	$222,750	$1.339	$519,750	$742,500	110.0%	200%
$104,426	100%	$111,375	$1.217	$259,875	$371,250	55.0%	100%
$100,249	96%	$ 95,783	$1.168	$223,493	$319,275	47.3%	86%
$ 95,028	91%	$ 41,418	$1.107	$96,641	$138,059	20.5%	37%
$93,983	90%	$ 37,868	$1.095	$88,358	$126,225	18.7%	34%
			<$1.095	$0

Total 2008 Bonus Paid: 0(1)

(1)	Ms. Nowakowski declined the $41,418 bonus she would have received for 2008.

David Dreyer, CFO

Adjusted EBITDA (thousands)	% of Target Adjusted EBITDA	Bonus Amount	Diluted EPS Target	EPS Bonus Amount	Total Eligible Bonus	Bonus as % of Annual Salary	% of Target Bonus
$114,869	110%	$117,000	$1.339	$273,000	$390,000	100.0%	200%
$104,426	100%	$58,500	$1.217	$136,500	$195,000	50.0%	100%
$100,249	96%	$50,310	$1.168	$117,390	$167,700	43.0%	86%
$95,028	91%	$21,755	$1.107	$50,761	$72,516	18.6%	37%
$93,983	90%	$19,890	$1.095	$46,410	$66,300	17.0%	34%
			<$1.095	$0

Total 2008 Bonus Paid: $21,755

Denise Jackson, General Counsel

Adjusted EBITDA (thousands)	% of Target Adjusted EBITDA	Bonus Amount	Diluted EPS Target	EPS Bonus Amount	Total Eligible Bonus	Bonus as % of Annual Salary	% of Target Bonus
$114,869	110%	$93,000	$1.339	$217,000	$310,000	100.0%	200%
$104,426	100%	$46,500	$1.217	$108,500	$155,000	50.0%	100%
$100,249	96%	$39,990	$1.168	$93,310	$133,300	43.0%	86%
$95,028	91%	$17,292	$1.107	$40,348	$57,641	18.6%	37%
$93,983	90%	$15,810	$1.095	$36,890	$52,700	17.0%	34%
			<$1.095	$0

Total 2008 Bonus Paid: $17,292

Ralph Henderson, President Nurse and Allied Staffing

Financial Metrics Bonus – Consolidated						Financial Metrics Bonus – Division							Total Bonus
Adjusted EBITDA (thousands)	% of Target Adjusted EBITDA	Bonus Amount	Diluted EPS Target	EPS Bonus Amount	Bonus as % of Annual Salary	Revenue (thousands)	% of Target Revenue	Revenue Bonus Amount	Adjusted EBITDA Target (thousands)	% of Target Adjusted EBITDA	Adjusted EBITDA Bonus Amount	Bonus as % of Annual Salary	Total Eligible Bonus	Bonus as % of Annual Salary	% of Target Bonus
$114,869	110	$31,500	$1.339	$73,500	30.0	$822,128	110	$85,750	$59,382	110	$159,250	70.0	$350,000	100.0	200
$104,426	100	$15,750	$1.217	$36,750	15.0	$747,389	100	$42,875	$53,984	100	$79,625	35.0	$175,000	50.0	100
$102,337	98	$14,963	$1.193	$34,913	14.3	$732,441	98	$40,731	$52,904	98	$75,644	33.3	$166,250	47.5	95
$97,116	93	$7,718	$1.132	$18,008	7.4	$695,071	93	$21,009	$50,205	93	$39,016	17.2	$85,750	24.5	49
$95,028	91	$5,857	$1.107	$13,666	5.6	$680,124	91	$15,944	$49,125	91	$29,611	13.0	$65,078	18.6	37
$93,983	90	$5,355	$1.095	$12,495	5.1	$672,650	90	—	$48,586	90	$27,073	7.7	$44,923	17.0	26
			<$1.095	$0

Total 2008 Bonus Paid: $ 102,510

Performance at 100% (which is the so called target) for each metric generates a bonus that is 100% of the target bonus for that metric. Performance at 110% of target Adjusted EBITDA generates a bonus that is 200% of the target bonus for Adjusted EBITDA, and performance at 110% of target EPS generates a bonus that is 200% of the target bonus for EPS. Potential bonuses between 90% and 110% are shown in the charts. Not all performance levels between the 90% and 100%, and 100% and 110% levels, are depicted in the charts; bonus payments are determined for those points in between at 1% increments to correspond to performance levels. The potential “super” bonus, for performance of at least 115% of both targeted Adjusted EBITDA and EPS, discussed above, is also not depicted on the charts.

The Committee aims for total cash compensation (salary and bonus) to be at around the 65th percentile of our peer group if the Company achieves the target performance levels. The total cash compensation for its named executive officers is near or below the Committee’s stated philosophy, and the Committee has made changes further detailed below for 2009.

Actual 2008 bonuses, based on the Company’s 2008 financial performance, payable to the named executive officers are shown in the above charts, in bold-faced text. The actual bonuses are also reflected in the Summary Compensation Table under Non-Equity Incentive Plan Compensation. As noted above, Ms. Nowakowski was entitled to a bonus of $41,418, but declined such bonus.

2009

For 2009, the Committee made several changes to the bonus structure. The Committee added revenue as a financial metric, widened the minimum and maximum bonus range and increased individual target bonus percentages. The Committee added revenue, in addition to EPS and Adjusted EBITDA, as a financial metric to provide an incentive to drive top line growth as well as total shareholder return and profitability. The Committee widened the bonus range to address the lack of visibility with respect to future business performance in the current economic climate and the potential resulting disincentive that could result if the bonus range remained as narrow as the range used in 2008. The bonus range was also widened in consideration of advice from the compensation consultant regarding appropriate payout thresholds and ranges. The Committee increased the individual target bonus percentages to be more competitive based on the benchmarking data and advice from the compensation consultant, and to provide an increased potential payout based on performance given the lack of salary increases in 2007 and 2008.

The cash bonus structure was determined in December 2008. For the CEO, CFO and General Counsel, 20% of their bonus is based on Company revenue results, with 40% based on Adjusted EBITDA and 40% of the bonus driven by EPS. The President of Nurse and Allied Staffing’s bonus is based 30% on Company results (with the same revenue-EBITDA-EPS split of 20-40-40) and 70% on travel nurse staffing division results (where 30% is based on division revenue and 70% on Adjusted EBITDA). The cash bonus targets for Revenue, EPS and Adjusted EBITDA were set by the Committee in February 2009 and are based on the Company’s 2009 Annual Operating Plan. Due to the lack of visibility owing to general economic conditions, the Committee has bifurcated the Bonus Plan targets into six month increments. The Committee has reserved the flexibility to review the Revenue, Adjusted EBITDA and EPS targets for the second six months depending upon economic conditions halfway through the year.

The widened bonus range for our named executive officers consists of a minimum performance threshold of 80% of targeted Adjusted EBITDA and EPS (rather than 90% as in 2008) and 90% of targeted Revenue, ranging to a maximum of 120% of Adjusted EBITDA (rather than 110% in 2008) and EPS and 110% of Revenue targets. The bonus triggered at the minimum bonus level is 5% of the executives’ target bonus (rather than 34% as in 2008), and the bonus triggered at the maximum bonus level is 200% of the executives’ target bonus (the same as in 2008).

The individual target bonus percentages were increased to 75% for Ms. Nowakowski, 60% for Mr. Henderson, and 55% for Ms. Jackson and Mr. Dreyer. However, in recognition of the Company’s stock price, it is the Company’s intent to fund bonuses at 85% of any dollar achieved by any named executive officer under the Bonus Plan.

Equity Incentives

We grant equity awards, with various vesting parameters, to incentivize management to have a longer term perspective in supporting our growth strategy and to meet our financial objectives on a sustained basis. We believe that management’s success in executing the growth strategy and consistently meeting our financial objectives will provide longer-term returns to our shareholders.

The Committee considered a number of factors in determining awards under the Equity Plan in 2008 to the named executive officers, including the recommendation of the CEO (except with respect to her grant), the Company’s performance, information obtained from Pearl Meyer & Partners and the individual’s performance and responsibility. These factors were considered in the context of each officer’s total compensation and internal comparability. These factors were also considered in the context of our benchmark for equity grants. The Committee recently revised its benchmark to the 50th percentile from the 75th percentile (measured by value, as a percentage of base salary), in order to ensure the program remains sustainable from a shareholder dilution standpoint and to reflect updated benchmarking data. We generally strive to grant at levels close to the benchmark when performance, experience and other factors support it.

The equity awards granted in 2008, including grant size and components, were designed based on information received from Pearl Meyer & Partners and included both restricted stock units (“RSUs”) and stock appreciation rights (“SARs”). The Committee granted SARs, rather than other appreciation-based equity such as options, because SARs are less dilutive to our stockholders. The Committee elected to award RSUs rather than other full value stock awards such as restricted stock after consideration of the tax impact on employees and administrative factors. The equity awards to our executive officers were more heavily weighted with RSUs because the Committee desired to encourage stock ownership and attention to the long term performance of the Company, and because RSUs are less dilutive than SARs. We believe this equity program structure balances risk and reward by discouraging excessive risk which could threaten the long term value of our Company, but at the same time encourages innovation to build the Company value in the short and long term. We believe the nature of RSUs and the cliff vesting structure utilized by the Company and explained below supports these objectives.

Our SAR awards entitle the holder to receive, upon exercise after the end of the vesting period, shares of the Company’s common stock equal in value to the difference between the exercise price of the SAR, which is set at the date of grant, and the Fair Market Value (as defined in the Equity Plan) of the Company’s common stock on the date of exercise. The SARs vest ratably over a three-year period, with one third of the awards vesting annually. SARs, similar to stock options, focus management’s attention on our stock price and the creation of both short-term and long-term value.

The RSUs are full value awards and entitle the holder to receive, at the end of the vesting period or a later date if previously elected under the Company’s Deferred Compensation Plan, a specified number of shares of our common stock. Generally, the RSUs vest at the end of three years; however, one-third of the awards may vest on each of the first and second anniversary dates if the Adjusted EBITDA targets under the annual operating plan for that particular year are met. The accelerated performance vesting feature is intended to focus management on achieving our short-term financial objectives along with long-term stock appreciation. The accelerated vesting feature of the 2007 and 2008 RSU grants, was not triggered because the Company did not achieve the 2008 adjusted EBITDA target established under the Company’s annual operating plan. See discussion above under Bonus Plan for information about the 2008 Adjusted EBITDA target.

The amount of and further detail regarding the terms of the RSUs and SARs granted to the named executive officers in 2008 are described in the Grants of Plan-Based Awards and Outstanding Equity Awards at Fiscal Year End tables on pages 23 and 24, respectively. Because the scope of Ms. Nowakowski’s duties as CEO are so significant and because of her leadership experience at AMN, where she has been employed for 19 years and occupied a senior management position at the time the Company went public, the value of her equity is larger than that of other named executive officers.

In January 2009, the Company granted equity awards to its executive officers at value levels intended to be substantially consistent with our 2008 grants and our benchmark. The aggregate number of shares granted under the Equity Plan in January 2009 to all employees, including executive officers, was consistent with the aggregate number of shares granted under the Equity Plan in 2008. This characteristic of the aggregate grant was intended to avoid shareholder dilution at the level that would have occurred if the number of shares had been increased significantly to compensate for the Company’s reduced stock price. Although the 2009 equity awards to officers are heavily weighted with RSUs, the Committee increased the relative weight of SARs in the grants in order to make the mix of RSUs and SARs more performance-oriented.

On February 9, 2009, the Board of Directors approved an amended and restated Equity Plan, subject to stockholder approval, and the Company is seeking approval of the Equity Plan, as amended and restated, as set forth in Proposal No. 2 in this Proxy Statement.

Retirement and Health Plans

We offer all of our employees, including our named executive officers, a 401(k) Savings Plan to which we have in the past offered a matching contribution of 50% up to the first 6% of the total cash compensation contributed to the plan each pay period by the employee up to the statutory cap. Effective March 1, 2009, through the end of 2009, we reduced the Company match to 25% with the potential opportunity for a discretionary match awarded by the Compensation Committee of up to an additional 25%, based on Company performance during 2009. Our matching contributions are subject to a graduated vesting schedule. We offer healthcare insurance and other welfare and employee benefit programs to our named executive officers which are generally the same as those programs provided to all eligible employees. We offer these plans to support our objective of attracting and retaining strong management. We analyze the competitiveness of our welfare and employee benefit programs on an annual basis based on national and regional data. Specifically, in establishing our health plans for 2008, we analyzed data from the 2006 Mercer national survey of employer-sponsored health plans by industry, region and company size. With respect to our 401(k) Plan, we review national survey data for service industries in benchmarking our vesting and matching schedules.

We adopted our 2005 Amended and Restated Executive Nonqualified Excess Plan (“Deferred Compensation Plan”) in order to assist members of our management, including the executive officers, to defer some compensation for tax purposes. The Deferred Compensation Plan was initially adopted because a market review determined that a deferred compensation plan was a prevalent component of executive compensation. The Deferred Compensation Plan is not intended to be tax qualified and is an unfunded plan.

Deferred Compensation Plan participants may defer up to 80% of base salary and up to 100% of bonus and RSU awards. The Company reviewed benchmarking data in establishing the deferred compensation limits. The Company makes discretionary matching contributions to the Deferred Compensation Plan of 50% up to the first 6% of the employee’s cash compensation that vest incrementally so that the employee is fully vested in the match following five years of employment with the Company. The Company match is coordinated with the Company’s match to the 401(k) Plan such that each plan participant receives an aggregate total match of 50% of the first 6% of the participant’s cash compensation contributed under the two plans. Plan participants choose from a menu of deemed investment options. Effective January 1, 2009, we adopted amendments to the Deferred Compensation Plan in order to comply with regulations promulgated by the Internal Revenue Service, which amendments are largely technical in nature. The Deferred Compensation Plan was also amended to allow for participants to make a separate election of deferrals in the amount equal to the excess 401(k) contributions that are returned to “highly compensated” employees (as defined by the Internal Revenue Code) as a result of the Company’s discrimination testing performed on the 401(k) plan.

Employment and Severance Agreements

We have entered into an employment agreement with our CEO and have entered into severance agreements with each of our other named executive officers. We entered into these agreements in support of our objectives regarding attraction and retention of strong management. In determining the appropriate severance levels, we considered survey data, external advice and the Committee members’ experience. As fully described in our 2008 Proxy Statement, in February 2008, prior to our 2008 annual shareholder meeting, we approved amendments to these agreements. The terms of these agreements are described in “Termination of Employment and Change in Control Arrangements” on pages 27-30.

Perquisites

The Company generally does not provide its named executive officers with perquisites. In 2007, Mr. Henderson was hired and relocated to the Company’s headquarters, in connection with which he received in 2007 a temporary housing allowance. In 2008, Mr. Henderson received a temporary housing allowance and payment for taxes related to the 2007 housing allowance, as described in the Summary Compensation Table under “All Other Compensation”. The Company will not enter into any future employment agreements with tax gross-ups.

Compensation and Stock Plan Committee Report

The Compensation and Stock Plan Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on this review and discussion, has recommended that it be included in the Company’s Annual Report on Form 10-K and Proxy Statement.

Compensation and Stock Plan Committee Members

R. Jeffrey Harris

William F. Miller III

Hala G. Moddelmog

Executive Compensation Disclosure

Summary Compensation Table

The following table shows, for the three fiscal years ending December 31, 2006, December 31, 2007 and December 31, 2008, the compensation earned or accrued by our named executive officers:

	SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary($)	Bonus($)		Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compensation($)	All Other Compensation($)		Total($)
Susan R. Nowakowski	2008	680,192	—		1,014,970	752,951	—	28,200		2,476,313
PEO(1), President and Chief Executive Officer	2007	675,000	—		614,435	898,872	269,156	37,954		2,495,417
	2006	550,000	—		239,083	906,652	605,000	28,731		2,329,466

David C. Dreyer	2008	393,000	—		386,426	461,839	21,755	11,601		1,274,621
PFO(2), Chief Financial Officer, Chief Accounting Officer & Treasurer	2007	390,000	—		224,432	451,106	141,375	11,585		1,218,498
	2006	348,000	—		79,284	397,970	313,200	35,003		1,173,457

Ralph Henderson	2008	352,692	—		192,666	61,239	102,510	84,869	(4)	793,976
President, Nurse and Allied Staffing	2007	114,423	75,000	(3)	38,644	12,656	175,000	20,783		436,506

Denise L. Jackson	2008	312,385	—		227,049	232,280	17,292	12,800		801,806
Senior Vice President, General Counsel & Secretary	2007	310,000	—		134,053	275,849	112,375	11,741		844,018
	2006	260,000	—		49,286	275,060	208,000	10,302		802,648

(1)	“PEO” refers to the Company’s principal executive officer. Ms. Nowakowski has served as the Company’s Chief Executive Officer since May 4, 2005 and President since May 2003.

(2)

“PFO” refers to the Company’s principal financial officer. Mr. Dreyer has served as the Company’s Chief Financial Officer and Chief Accounting Officer since September 2004, and as the Company’s Treasurer since April 12, 2006.

(3)	This amount represents a sign-on bonus Mr. Henderson received, pursuant to joining the Company in September 2007.

(4)

Pursuant to the terms of his offer letter, Mr. Henderson was reimbursed $13,850 in January 2008 to compensate him for taxes associated with the housing benefits he had received in 2007. In 2008, he received housing benefits of $70,200. The Company will not enter into any future employment agreements with tax gross-ups.

“Salary” is comprised of the cash salary paid to the named executive officers during 2008. The Committee reviewed and set annual salary levels for the Company’s named executive officers in January 2008, effective January 1, 2008, which salaries remained unchanged from 2007. The slight variance in salaries paid between the two years reflects the leap year and how the calendar falls between weekdays and weekends. These salary amounts and non-equity incentive compensation amounts include deferred compensation for Ms. Nowakowski, Mr. Dreyer, Mr. Henderson and Ms. Jackson in 2008 in the amounts of $118,164, $60,120, $1,225 and $118,275, respectively, and 401(k) contributions for Ms. Jackson in the amount of $15,500.

“Stock Awards” reflect the portion of RSUs granted to the executive officers in April 2008, 2007 and 2006 and recognized by the Company as a compensation expense in fiscal years 2008, 2007 and 2006, respectively, in accordance with the provisions of revised Statement of Financial Accounting Standards (“SFAS”) No. 123, (“FAS 123R”) Share-Based Payment, disregarding for this purpose the estimate of forfeitures related to service- based vesting conditions.

“Option Awards” represent the portion of options and SARs granted from 2002 to 2008 and recognized by the Company as a compensation expense in fiscal years 2008, 2007 and 2006, respectively, in accordance with FAS 123R, disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. The amounts expensed in fiscal year 2008 for Ms. Nowakowski’s option and SAR awards are comprised of $115,118 for options granted in 2004, $348,883 for options granted in 2005, $115,622 for SARs granted in 2006, $106,803 for SARs granted in 2007 and $66,525 for SARs granted in 2008. The amounts expensed in fiscal year 2008 for Mr. Dreyer’s option and SAR awards are comprised of $103,501 for options granted in 2004, $218,052 for options granted in 2005, $50,154 for SARs granted in 2006, $55,539 for SARs granted in 2007 and $34,593 for SARs granted in 2008. The amounts expensed in fiscal year 2008 for Mr. Henderson’s SAR awards are comprised of $38,818 for SARs granted in 2007 and $22,421 for SARs granted in 2008. The amounts expensed in fiscal year 2008 for Ms. Jackson’s option and SAR awards are comprised of $35,974 for options granted in 2004, $113,387 for options granted in 2005, $31,177 for SARs granted in 2006, $31,884 for SARs granted in 2007 and $19,858 for SARs granted in 2008.

FAS 123(R) and FAS 123 Assumptions

The following table sets forth the FAS 123(R) assumptions used in 2008, 2007 and 2006, and the FAS 123 assumptions used in 2005 and 2004 in the calculation of the option awards presented in our “Summary Compensation Table.” For all periods presented, the fair value of share-based awards for options awards was estimated at the date of grant using the Black-Scholes valuation model.

	Years Ended December 31,
	2008	2007	2006	2005	2004
Expected term	3.9 years	3.8 years	4.5 years	5.0 years	5.0 years
Risk-free interest rate	2.5%	4.5%	5.1%	4.0%	3.5%
Volatility	30%	31%	46%	48%	54%
Dividend yield	0%	0%	0%	0%	0%

“Non-Equity Incentive Plan Compensation” is comprised of cash awards made to the named executive officers pursuant to the Company’s Bonus Plan. The Bonus Plan goals for the 2008 performance period (the 2008 calendar year) for the named executive officers were a matrix of EPS and Adjusted EBITDA goals. The Company did not perform at the target level, and based on the EPS and Adjusted EBITDA performance goals approved by the Committee for 2008 (for the company as a whole for the CEO, CFO and General Counsel and based partially on the company and partially on division results for the President of Nurse and Allied Staffing), the named executive officers were entitled to bonuses ranging from 5.6% to 29.3% of base salary as follows: Ms. Nowakowski, 6.1%; Mr. Dreyer, 5.6%, Ms. Jackson, 5.6%; and Mr. Henderson, 29.3%. As described above, Ms. Nowakowski declined receipt of the bonus she was entitled to for 2008. As indicated under “Salary” above, the non-equity incentive compensation, paid in the fiscal year following that in which earned, includes any portions deferred pursuant to the Company’s 401k plan or deferred compensation plan.

“All Other Compensation” consists of compensation received from employer matching contributions to the Company’s Executive Non-Qualified Excess Plan and the Company’s 401(k) Plan, and life insurance premiums paid by the Company for each named executive officer. Additionally, relocation-related costs for Mr. Henderson totaling $84,050 are included in the Summary Compensation table.

The following table contains information concerning grants of plan-based awards to the named executive officers under our cash and equity plans during the year ended December 31, 2008:

GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: # Of Shares Of Stock Or Units	All Other Option Awards: # Of Securities Underlying Options	Exercise Or Base Price Of Option Awards ($/SH)	Grant Date Fair Value Of Stock and Options Awards($)
		Thres- hold($)	Target($)	Maxi- mum($)	Thres- hold($)	Target($)	Maxi- mum($)
Susan R. Nowakowski	02/05/08	$126,225	$371,250	$742,500
	04/08/08							71,681	61,646	16.18	1,432,890
David R. Dreyer	02/05/08	$66,300	$195,000	$390,000
	04/08/08							28,991	32,056	16.18	611,082
Ralph Henderson	02/05/08	$44,923	$175,000	$350,000
	04/08/08							18,791	20,777	16.18	396,080
Denise L. Jackson	02/05/08	$52,700	$155,000	$310,000
	04/08/08							16,643	18,402	16.18	350,805

Non-Equity Incentive Plan Awards:

“Estimated Future Payouts Under Non-Equity Incentive Plan Awards” reflects the 2008 threshold, target and maximum awards available under our Bonus Plan, tied to achievement of EBITDA and EPS targets by the Company in 2008. The targets were established by the Committee in February 2008. Threshold awards assume achievement of 90% of both target EBITDA and EPS levels, and maximum awards assume achievement of 110% or more of target EBITDA and EPS levels. The Bonus Plan is described in detail in the Compensation Discussion and Analysis section of this proxy statement. The Company did not achieve its consolidated or division targets in 2008, but did perform at the threshold level for EBITDA, and the actual bonus received by each named executive officer is reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. The amounts reflected above are estimated amounts at the time of grant.

Equity Incentive Plan Awards:

“All Other Stock Awards” reflect the number of RSUs granted by the Company during 2008 to each named executive officer pursuant to the Equity Plan. The RSUs vest in 2011, provided, however, pursuant to the terms of the grant agreement, 33% of the RSUs would have vested on an accelerated basis in 2009 had the Company achieved a specified Adjusted EBITDA target for fiscal year 2008, and an additional 34% in 2010 should the Company achieve or exceed specified Adjusted EBITDA target for fiscal year 2009. The Company did not reach its 2008 Adjusted EBITDA target established for accelerated vesting; therefore the accelerated vesting scheduled for the RSUs will not be triggered for 2008 performance. The settlement date of the RSUs is the vesting date unless the grantee otherwise elects a later date under the terms of the Deferred Compensation Plan.

“All Other Option Awards” reflects the number of shares underlying SARs granted by the Company during 2008 pursuant to the Equity Plan, to be settled in stock, to each named executive officer in the amounts reflected in the table. The SARs vest over three years on the anniversary date of the grant in increments of 33%, 34% and 33%, respectively, and have a term of ten years unless earlier terminated in accordance with the Plan or the applicable SAR agreement. The fair value as of the grant date for each equity award granted on April 8, 2008 is comprised of the SARs valued at $4.43 using the Black-Scholes pricing model and $16.18 for the RSUs which represents the fair market value as defined under the Equity Plan on the grant date.

Outstanding Equity Awards at Fiscal Year End

The following table represents equity interests held by the named executive officers as of December 31, 2008. The equity awards represented in the table are comprised of stock options, RSUs and SARs.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS						STOCK AWARDS
Name	NUMBER OF SECURI- TIES UNDER- LYING UNEXER- CISED OPTIONS EXERCI- SABLE (#)	NUMBER OF SECURI- TIES UNDER- LYING UNEXE- RCISED OPTIONS UNEXER CISABLE (#)	OPTION VESTING DATE		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	RSU VESTING DATE		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)
Susan R. Nowakowski	60,000	—			22.98	1/17/2012	36,850	4/12/2009	(3)	311,751
	39,405	—			9.68	5/8/2013	48,291	4/18/2010	(3)	408,542
	160,000	—			14.94	5/18/2014	71,681	4/8/2011	(3)	606,421
	135,000	50,000	5/4/2006	(1)	14.86	5/4/2015
	28,977	14,273	4/12/2007	(2)	18.03	4/12/2016
	13,704	27,826	4/18/2008	(2)	24.95	4/18/2017
	0	61,646	4/8/2009	(2)	16.18	4/8/2018

David C. Dreyer	100,000	—			11.83	9/20/2014	12,221	4/12/2009	(3)	103,390
	93,750	31,250	5/4/2006	(1)	14.86	5/4/2015	19,531	4/18/2010	(3)	165,232
	12,569	6,192	4/12/2007	(2)	18.03	4/12/2016	28,991	4/8/2011	(3)	245,264
	7,126	14,470	4/18/2008	(2)	24.95	4/18/2017
	0	32,056	4/8/2009	(2)	16.18	4/8/2018

Ralph Henderson	7,264	14,750	9/4/2008	(2)	17.86	9/4/2017	19,910	9/4/2010	(3)	168,439
	0	20,777	4/8/2009	(2)	16.18	4/8/2018	18,791	4/8/2011	(3)	158,972

Denise L. Jackson	11000	—			22.98	1/17/2012	7,597	4/12/2009	(3)	64,271
	7500	—			9.68	5/8/2013	11,212	4/18/2010	(3)	94,854
	27500	—			14.94	5/18/2014	16,643	4/8/2011	(3)	140,800
	48750	16250	5/4/2006	(1)	14.86	5/4/2015
	7813	3849	4/12/2007	(2)	18.03	4/12/2016
	4091	8307	4/18/2008	(2)	24.95	4/18/2017
	0	18402	4/8/2009	(2)	16.18	4/8/2018

(1)	Each Option/SAR is exercisable in four equal annual installments beginning on the first anniversary of the date of the grant. The date shown in this column reflects the first vesting date.

(2)	Each Option/SAR is exercisable in three equal annual installments beginning on the first anniversary of the date of the grant. The date shown in this column reflects the first vesting date.

(3)

Each RSU award vests on the third anniversary of the grant date, provided, however, the RSUs will vest on an accelerated basis, with one-third vesting 13 months after the grant date, and a second one-third vesting on the second anniversary of grant date, should the Company achieve Adjusted EBITDA targets each year. The date shown in this column reflects the vesting date on the third anniversary of the grant date.

Option Awards:

“Option Awards” are comprised of stock options and SARs. SARs were granted in 2008, 2007 and 2006 and stock options were granted prior to 2006. The column, “Number of Securities Underlying Unexercised Options

Exercisable”, represents the number of fully exercisable stock options and SARs which have been granted to the named executive officers, but have not been exercised. The column, “Number of Securities Underlying Unexercised Options Unexercisable”, represents the number of stock options and SARs which have been granted to the named executive officers, but have not yet vested and are therefore unexercisable. The column, “Option Exercise Price”, represents the price which the named executive officer must pay per equity unit to exercise the stock options or SARs. The column, “Option Expiration Date”, reflects the expiration date for the exercise of the stock options or SARs and is set ten years after the applicable grant date.

Stock Awards:

“Stock Awards” consist of RSUs granted pursuant to the Equity Plan in 2008, 2007 and 2006. The column, “Number of Shares or Units of Stock That Have Not Vested”, represents the number of RSUs which have not yet vested. The column, “Market Value of Shares or Units of Stock That Have Not Vested”, represents the number of RSUs that have not vested multiplied by 8.46, the closing price of our common stock as of December 31, 2008.

Options Exercises and Stock Vested

The following table shows information regarding exercises of option awards to purchase our common stock and vesting of stock awards held by our named executive officers during 2008, as of December 31, 2008.

OPTIONS EXERCISES AND STOCK VESTED

	OPTION AWARDS		STOCK AWARDS
NAME	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realize on Vesting($)
Susan R. Nowakowski	—	—	—	—
David C. Dreyer	—	—	—	—
Ralph Henderson	—	—	—	—
Denise L. Jackson	—	—	—	—

Option Awards:

The “Number of Shares Acquired on Exercise” reflects the number of shares of our common stock that were acquired during 2008 by the named executive officers upon exercise of stock options previously granted to them. The “Value Realized on Exercise” reflects the aggregate market price of our common stock on the date of exercise less the option exercise price. No option awards were exercised by the executive officers in 2008.

Stock Awards:

No shares were acquired by the executive officers in 2008. The Company first made stock awards in 2006. These stock grants vest in three years, with the potential for partial accelerated vesting earlier if a performance target was met in 2008. However, such performance target was not met in 2008.

Nonqualified Deferred Compensation

We maintain the 2005 Amended and Restated Executive Nonqualified Excess Plan which provides our executives with the opportunity to defer up to 80% of their base salary and 100% of their bonus. The executives are also permitted to defer the settlement date of their RSUs. In the past, we made discretionary matching contributions to the plan of 50% up to the first 6% of the executive’s cash compensation that vest incrementally so that the executive is fully vested in the match following five years of employment. Effective March 1, 2009, through the end of 2009, we reduced the Company match to 25% with the potential opportunity for a discretionary match awarded by the Compensation Committee of up to an additional 25%, based on Company performance during 2009. All deferrals under the plan (other than deferrals of restricted stock units) are credited with earnings or losses based upon the executive’s selection of thirteen measurement funds which are all publicly traded mutual funds. Executives may change their election of measurement funds on a daily basis. The measurement funds are: Nationwide NVIT Money Market, PIMCO VIT Real Return Portfolio, PIMCO VIT Total Return Portfolio, LASSO® Long and Short Strategic Opportunities® , T. Rowe Price Equity Income Portfolio, Dreyfus Stock Index, Oppenheimer VA Capital Appreciation, Goldman Sachs VIT Mid Cap Value, Van Kampen UIF Mid Cap Growth Portfolio, Royce Capital Small Cap Portfolio, Vanguard VIF Small Company Growth Portfolio, AllianceBernstein VPS International Value Portfolio, and American Funds IS International.

Benefits under the plan are payable in a lump sum or in annual installments for a period of up to ten years beginning six months after the executive’s separation from service. Executives may also select at the time of deferral to be paid upon a change of control or a fixed distribution date which must be at least two years after the date of deferral. Payments under the plan are also payable if the executive experiences an unforeseen financial emergency. Any deferrals of RSUs are settled in shares upon a fixed date selected by the executives or upon a separation from service or change in control.

The following table reflects contributions made by the named executive officers and the Company pursuant to the 2005 Amended and Restated Executive Nonqualified Excess Plan and aggregate earnings, withdrawals and balance information.

NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last FY($)	Registrant Contributions in Last FY($)	Aggregate Earnings in Last FY($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Susan R. Nowakowski	118,164	27,780	(220,534)	—	620,978	(2)
David C. Dreyer	60,120	11,273	(17,858)	—	234,766
Ralph Henderson	1,225	525	—	—	—	(3)
Denise L. Jackson	118,275	5,330	(66,346)	—	118,007

The executive contributions are included in the 2008 “Salary” and 2007 “Non-Equity Incentive Compensation” columns of the Summary Compensation Table. These amounts include compensation deferred in 2008 for Ms. Nowakowski, Mr. Dreyer, Mr. Henderson and Ms. Jackson in the amounts of $118,164, $60,120, $1,225 and $118,275, respectively. The Company’s matching contributions are reported in the “All Other Compensation” column of the Summary Compensation Table and include contributions for Ms. Nowakowski, Mr. Dreyer, Mr. Henderson and Ms. Jackson in the amounts of $27,780, $11,273, $525, and $5,330, respectively. The “Aggregate Balance at Last FYE” includes the Company’s matching contributions in 2007, which were reported in the Summary Compensation Table in Company’s Proxy Statement filed in 2008, and were for Ms. Nowakowski, Mr. Dreyer and Ms. Jackson, 37,534, $11,257, and $3,668, respectively.

(1)	Amounts shown in parentheses are losses.

(2)	This amount includes $153,549, representing the value of the 18,150 deferred vested RSUs, determined based on a stock price of $8.46, the closing price as of December 31, 2008.

(3)

Mr. Henderson did not begin participating in the Company’s deferred compensation plan until January 1, 2009. While his first contribution included deferred earnings from the final pay period in 2008 (of $1,225), they were not credited to his account until the following payroll issued after December 31, 2008.

Termination of Employment and Change in Control Arrangements

Ms. Nowakowski’s Employment Agreement:

The Company is party to an employment agreement with Ms. Nowakowski dated May 4, 2005, and amended February 6, 2008, as disclosed in our 2008 Proxy Statement. Ms. Nowakowski’s employment agreement provides that she will serve as the Company’s President and Chief Executive Officer. She will receive a base salary which may be increased annually at the discretion of the Committee, an annual bonus opportunity subject to meeting certain performance based criteria, and be eligible to participate in the Company’s equity plans, employee benefit plans and other benefits programs provided in the same manner and to the same extent as to the Company’s other senior management. The term of Ms. Nowakowski’s employment agreement is through May 4, 2010.

Ms. Nowakowski’s employment agreement provides that she will receive severance benefits under four circumstances: (1) in the event of her disability or death; (2) if the Company terminates her employment for any reason other than “cause”2; (3) if she terminates her employment for “good reason”3 or (4) in the event of a “change of control.”4 In the event of her death or disability, the estimated benefits which Ms. Nowakowski or her estate, as applicable, would be entitled to total $1,673,237 (disability) or $1,671,895 (death), assuming the triggering event took place on December 31, 2008. This amount is comprised of an immediate lump sum severance payment of two years of base salary totaling $1,350,000; an amount equal to her bonus,

[2]

“Cause” is defined in Ms. Nowakowski’s agreement as a termination of employment by the Company due to the employee’s (i) commission of an act of fraud or embezzlement against the Company or any of its subsidiaries or conviction in a court of law, or guilty plea or no contest plea, of any charge involving an act of fraud or embezzlement; (ii) conviction in a court of law, or guilty plea or no contest plea, to a felony charge; (iii) willful misconduct as an employee of the Company or any of its subsidiaries which is reasonably likely to result in injury or financial loss to the Company or its subsidiaries; (iv) willful failure to render services to the Company or any of its subsidiaries in accordance with employment, which amounts to a material neglect of duties to the Company and does not result from physical illness, injury or incapacity, and which failure is not cured promptly after adequate notice; or (v) a material breach of certain covenants of the agreement, if not cured within 30 days after written notice.

[3]

“Good Reason” is defined in the agreement as (i) a material breach by the Company of the employment agreement with the exception of certain provisions thereto or of the Non-Qualified Stock Option not cured within 30 days after the Board’s receipt of written notice of such non-compliance; (ii) the assignment to Ms. Nowakowski without her consent by the Company of duties materially and adversely inconsistent with the her position, duties or responsibilities, or a change in her title or office, or any removal of her from any of such positions, titles or offices, or any failure to elect or reelect her as a member of the Board or any removal of her as such a member, subject to certain exceptions; or (iii) the relocation of the Company’s headquarters from San Diego, California of more than 50 miles without the approval of the Executive.

[4]

“Change in control” is defined in the amendment as occurring upon: (1) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a majority of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; (2) the dissolution or liquidation of the Company; (3) the sale of all or substantially all of the business or assets of the Company; or (4) the consummation of a merger, consolidation or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), if immediately following such Business Combination: (x) a Person is or becomes the beneficial owner, directly or indirectly, of a majority of the combined voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), or (y) the Company’s shareholders cease to beneficially own, directly or indirectly, in substantially the same proportion as they owned the then outstanding voting securities immediately prior to the Business Combination, a majority of the combined voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation). “Surviving Corporation” shall mean the corporation resulting from a Business Combination, and “Parent Corporation” shall mean the ultimate parent corporation that directly or indirectly has beneficial ownership of a majority of the combined voting power of the then outstanding voting securities of the Surviving Corporation entitled to vote generally in the election of directors.

which is calculated based on the average of her bonuses earned for the three most recent fiscal years (“average bonus”), $305,191; and twenty-four months of continued medical, life, dental and disability insurance benefits at an estimated cost of $18,046 (disability) or $16,704 (death). In the event of her termination by the Company without cause, or if she resigns for good reason, the estimated severance benefits Ms. Nowakowski would be entitled to total $1,978,428 based upon severance equal to two times the sum of her base salary totaling $1,350,000, two times her average bonus totaling $610,382, payable in a lump sum not later than thirty (30) days following termination of employment, and $18,046 as benefits for her and her dependents. If, within one year following a “change of control”, Ms. Nowakowski is terminated without cause by the Company, or resigns for good reason, she would be entitled to three years of salary and three times her average bonus for severance benefits totaling approximately $2,958,619 in a lump sum severance payable as soon as reasonably practicable following such termination. In addition, any unvested shares of RSUs, unvested options or other equity-based compensation awards held by Ms. Nowakowski automatically shall become 100% vested upon any “change in control” (as defined in Ms. Nowakowski’s Stock Option Agreements and the Equity Plan), resulting in additional payment of $1,273,395, for a total payout of $4,232,014.

Under some circumstances, amounts payable under Ms. Nowakowski’s employment agreement are subject to a full “gross-up” payment to make Ms. Nowakowski whole in the event that she is deemed to have received “excess parachute payments” under Section 4999 of the Internal Revenue Code. In addition, payment of Ms. Nowakowski’s severance benefit may be delayed six months following her termination, if necessary to comply with the requirements of Section 409A of the Internal Revenue Code. The agreement requires the parties to enter into a release. Ms. Nowakowski’s employment agreement also contains a confidentiality agreement and a covenant not to solicit the Company’s employees during its term and for a period of two years thereafter.

The table below sets forth the benefits Ms. Nowakowski would receive, assuming a December 31, 2008 termination date.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

CHIEF EXECUTIVE OFFICER

Termination Reason	Cash Severance($)	Bonus($)	Benefits($)	Value of Accelerated Equity Awards($)(1)	Tax Gross- Ups($)	TOTAL($)
Termination of Employment by Company without Cause or by Executive for Good Reason Absent a Change in Control	1,350,000	610,382	18,046	—	—	1,978,428
Disability	1,350,000	305,191	18,046	—	—	1,673,237
Death	1,350,000	305,191	16,704	—	—	1,671,895
Termination of Employment by Company without Cause or by Executive for Good Reason with a Change in Control	2,025,000	915,573	18,046	1,273,395	—	4,232,014

(1)	The value of accelerated equity awards was computed using $8.12, the mean price of our stock on December 30, 2008. This column does not reflect awards that are already vested

Executive Officer Severance Agreements:

The Company is a party to executive severance agreements with Mr. Dreyer and Ms. Jackson, dated May 4, 2005, as amended on March 8, 2006, and with Mr. Henderson dated September 4, 2007, all of which were amended February 6, 2008, as disclosed in the Company’s 2008 Proxy Statement. The severance agreements provide that these individuals will receive severance benefits if the Company terminates their employment without “cause,” or relocates their position to a locale beyond a 50 mile radius of the Company’s current corporate headquarters in San Diego, California (in either case, an involuntary termination). In the event of an involuntary termination, benefits include cash payment equal to the executive’s annual salary, payment of a prorated portion of the executive’s average bonus for the three most recent fiscal years (“average bonus”) and reimbursement for the COBRA health coverage for the executive’s health insurance for that twelve-month period (or until the executive becomes eligible for comparable coverage under another employer’s health plans, if earlier), less the employee’s share of premiums. In this situation, assuming the triggering event took place on December 31, 2008, the last day of the Company’s fiscal year, for Mr. Dreyer, severance benefits payable in the event of an involuntary termination would total approximately $561,462 which is comprised of salary of $390,000, average bonus of $158,777 and $12,685 reimbursement for COBRA coverage. Assuming the triggering event took place on December 31, 2008, the last day of the Company’s fiscal year, for Mr. Henderson, severance benefits payable in the event of a termination without “cause” would total approximately $501,379, which is comprised of salary of $350,000, average bonus of $138,755 and $12,624 reimbursement for health insurance premiums. Assuming the triggering event took place on December 31, 2008, the last day of the Company’s fiscal year, for Ms. Jackson, severance benefits payable in the event of a termination without “cause” would total approximately $425,576 which is comprised of salary of $310,000, average bonus of $112,556 and $3,020 reimbursement for health insurance premiums. Each executive severance agreement contains a requirement that the executive execute a general release in favor of the Company as a condition to receiving the severance payments.

In the event of an involuntary termination within one year of a “change in control” (defined as in Ms. Nowakowski’s employment agreement, see footnote 4, above), the executives’ severance payment is enhanced to two times the sum of the executive’s annual salary plus the average bonus. The severance payments to Mr. Dreyer, Mr. Henderson and Ms. Jackson in such circumstance, assuming a change in control and involuntary termination on December 31, 2008, are shown in each officer’s table below, which also reflects the value of accelerated equity awards.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

OTHER EXECUTIVE OFFICERS

David C. Dreyer Termination Reason	Cash Severance($)	Bonus($)	Benefits($)	Value of Accelerated Equity Awards($)	TOTAL($)
Involuntary Termination of Employment Absent a Change in Control	390,000	158,777	12,685	—	561,462
Involuntary Termination of Employment Within One Year of a Change in Control	780,000	317,554	12,685	493,233	1,444,695

Ralph Henderson Termination Reason	Cash Severance($)	Bonus($)	Benefits($)	Value of Accelerated Equity Awards($)	TOTAL($)
Involuntary Termination of Employment Absent a Change in Control	350,000	138,755	12,624	—	501,379
Involuntary Termination of Employment Within One Year of a Change in Control	700,000	277,510	12,624	314,252	1,165,631

Denise L. Jackson Termination Reason	Cash Severance($)	Bonus($)	Benefits($)	Value of Accelerated Equity Awards($)	TOTAL($)
Involuntary Termination of Employment Absent a Change in Control	310,000	112,556	3,020	—	425,576
Involuntary Termination of Employment Within One Year of a Change in Control	620,000	225,112	3,020	287,870	1,023,446

Value of Accelerated Equity Awards

Pursuant to the terms of the equity award agreements with the Company’s executive officers, upon a change in control of the Company, all unvested equity awards become vested and exercisable.5 We have included the value of accelerated vesting of our equity awards in the tables on page 29. For this purpose, we used $8.12, the mean price of our stock on December 30, 2008. This column does not reflect awards that are already vested.

[5]

A change in control under the Company’s Equity Plan is the occurrence of a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as defined in Section 1.409A-3(g) of the proposed regulations promulgated under Section 409A by the Department of the Treasury on September 29, 2005 or any subsequent guidance). A change of control under the Company’s Stock Option Plan is deemed to occur upon: (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of a majority of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, or the acquisition by a Person other than an Excluded Person of at least thirty percent (30%) of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, if at such time the Excluded Persons in the aggregate own a lesser percentage of such securities than the Person making such acquisition of such securities; (ii) the dissolution or liquidation of the Company; (iii) the sale of all or substantially all of the business or assets of the Company; or (iv) the consummation of a merger, consolidation or similar form of corporate transaction involving the Company that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), if immediately following such Business Combination: (x) a Person is or becomes the beneficial owner, directly or indirectly, of a majority of the combined voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), or (y) the Company’s shareholders cease to beneficially own, directly or indirectly, in substantially the same proportion as they owned the then outstanding voting securities immediately prior to the Business Combination, a majority of the combined voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation). “Surviving Corporation” shall mean the corporation resulting from a Business Combination, and “Parent Corporation” shall mean the ultimate parent corporation that directly or indirectly has beneficial ownership of a majority of the combined voting power of the then outstanding voting securities of the Surviving Corporation entitled to vote generally in the election of directors.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation	Changes in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Steven C. Francis(3)	16,666	67,051	148,773	—	—	—	232,490
R. Jeffrey Harris(4)	63,334	90,758	16,300	—	—	—	170,392
William F. Miller III	50,000	57,373	16,300	—	—	—	123,673
Andrew M. Stern(5)	60,000	57,373	16,300	—	—	—	133,673
Paul E. Weaver(6)	65,000	77,228	16,300	—	—	—	158,528
Douglas D. Wheat(7)	68,750	90,758	16,300	—	—	—	175,808
Hala G. Moddelmog(8)	45,834	27,917	13,414	—	—	—	87,165
Michael M.E. Johns(9)	1,233	119	70	—	—	—	1,422

The Company pays non-employee directors an annual retainer of $50,000. The Chairman of the Board receives an additional $25,000. The Audit Committee and Compensation and Stock Plan Committee Chairs each receive an additional annual retainer of $15,000, and the Chairman of the Corporate Governance Committee receives an additional annual retainer of $10,000. All retainers are paid in several installments. Directors are also reimbursed for out-of-pocket expenses incurred in connection with their service. The Company does not have a program of automatic annual equity grants, but historically has granted equity awards in the form of stock options, RSUs or SARs to non-employee directors upon appointment or election to the Company’s Board of Directors, and periodically thereafter during the director’s term. Although discretionary, the Company anticipates that it will continue to grant equity awards to non-employee directors in accordance with historical practices and equity value levels. Non-employee directors are not eligible to participate in the Company’s Bonus Plan or the Deferred Compensation Plan.

When setting cash and equity compensation levels of directors for 2008, the Committee referenced survey data compiled from a number of sources, including information from the 2007-2008 Director Compensation Report published by National Association of Corporate Directors. The director equity awards, although made on different dates since 2004 and through a variety of equity award vehicles, are intended to be at equivalent dollar values for each director.

(1)

The Stock Awards column reflects the compensation expense recorded by the Company in 2008 in accordance with FAS 123R with respect to the equity awards granted in 2006, 2007 and 2008. No stock awards were made prior to 2006. Mr. Francis did not stand for re-election at the Company’s annual meeting on April 9, 2008. As of December 31, 2008, Mr. Francis had zero RSUs outstanding. Mr. Wheat had 15,612 RSUs outstanding; the 2008 RSU grant’s fair value as of the grant date is $97,226. Mr. Harris had 15,612 RSUs outstanding; the 2008 RSU grant’s fair value as of the grant date is $97,226. Mr. Weaver had 12,834 RSUs outstanding; the 2008 RSU grant’s fair value as of the grant date is $97,226. Mr. Miller had 10,057 RSUs outstanding; the 2008 RSU grant’s value as of the grant date is $97,226. Mr. Stern had 10,057 RSUs outstanding; the 2008 RSU grant’s fair value as of the grant date is $97,226. Ms. Moddelmog had 6,949 RSUs outstanding; the 2008 grant’s fair value as of the grant dates is $111,279. Mr. Johns had 1,984 RSUs outstanding, the 2008 grant’s fair value as of the grant date is $16,289.

(2)

The Options Awards column reflects the compensation expense recorded by the Company in 2008 in accordance with FAS 123R with respect to stock options and SARs. See the footnotes to the Company’s Consolidated Financial Statements reported in the Company’s Form 10-K for fiscal year ended December 31, 2008 for details as to the assumptions used to determine the fair value of the option awards during the fiscal year 2008. Prior to 2006, directors were awarded stock options to purchase shares of the Company’s common stock. In 2006, directors were granted SARs rather than options. As of December 31,

2008, Mr. Francis had zero stock options and SARs outstanding. Mr. Wheat had 20,000 options and 13,095 SARs outstanding. The 2008 SARs’ fair value as of the date of the grant is $15,618. Mr. Harris had 10,000 stock options and 13,095 SARs outstanding. The 2008 SARs’ fair value of Mr. Harris as of the date of the grant is $15,618. Messrs. Miller and Stern each had 75,000 stock options and 8,650 SARs outstanding. The 2008 SARs’ fair value as of the date of the grant is $15,618. Mr. Weaver had 10,872 SARs outstanding. The fair value of the 2008 SARs as of the date of the grant is $15,618. Ms. Moddelmog had 5,977 SARs outstanding. The fair value of the 2008 SARs as of the date of grants is $17,831. Mr. Johns had 1,706 SARs outstanding. The fair value of the 2008 SARs as of the date of grant is $3,194.

(3)

Mr. Francis did not seek reelection to the Board of Directors in April 2008. Mr. Francis received $16,666 in board fees, pro-rated for his service from January 1, 2008 through April 9, 2008. While an employee of the Company, Mr. Francis had been granted 200,000 options on May 18, 2004 (at the exercise price of $14.94), of which the final 50,000 were to vest on the fourth anniversary of the grant date, May 18, 2008. In recognition of the Company’s annual meeting being held earlier in subsequent years and the Company’s later practice of timing vesting of director equity awards upon the subsequent years’ annual meeting dates, rather than the grant date anniversary, on April 9, 2008, the Board accelerated the vesting of the final 50,000 options of this award. In so doing, the Company recognized a benefit of $176,000 in the second quarter of 2008.

(4)

Mr. Harris is Chairman of the Company’s Compensation and Stock Plan Committee. In addition to the $50,000 annual director retainer 2008, he received $13,334 for serving as Chairman of the Compensation and Stock Plan Committee, the additional stipend for which was increased from $10,000 to $15,000 mid-year.

(5)	Mr. Stern is Chairman of the Company’s Corporate Governance Committee.

(6)	Mr. Weaver is Chairman of the Company’s Audit Committee.

(7)

Mr. Wheat is Chairman of the Company’s Board of Directors. In addition to the $50,000 annual retainer, Mr. Wheat received $18,750 as a pro-rated retainer for serving as Chairman of the Board of Directors, beginning on April 9, 2008.

(8)	Ms. Moddelmog was appointed to the Board on February 7, 2008. Ms. Moddelmog received $45,834 as a pro-rated retainer for serving from February 7, 2008 through the end of 2008.

(9)	Dr. Johns was appointed to the Board on December 23, 2008. Dr. Johns received $1,233 as a pro-rated retainer for serving December 23-31, 2008.

REPORT OF THE AUDIT COMMITTEE

Management is responsible for the Company’s financial reporting process, including establishing and maintaining disclosure controls and procedures, establishing and maintaining internal control over financial reporting, evaluating the effectiveness of disclosure controls and procedures, evaluating and expressing an opinion on the effectiveness of internal control and the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America.

KPMG is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to monitor, evaluate and oversee these processes. The Audit Committee members are not employees of the Company, and are not professional accountants or auditors. The Audit Committee’s primary purpose is to assist the Board of Directors to fulfill its oversight responsibilities by reviewing the financial information provided to stockholders and others, the systems of internal controls which management has established to preserve the Company’s assets and the audit process. It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures or to determine that the Company’s financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States of America. In giving the Audit Committee’s recommendation to the Board, they have relied on management’s representations that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent registered public accounting firm included in their report on the Company’s consolidated financial statements.

The Audit Committee is responsible for the appointment, subject to stockholder ratification, of the Company’s independent registered public accounting firm. The members of the Audit Committee are independent as defined by Section 303A of the New York Stock Exchange Listed Company Manual.

In this context, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm management’s report on the effectiveness of the Company’s internal control over financial reporting as well as KPMG’s report related to its audit of (i) the consolidated financial statements; and (ii) the effectiveness of internal control over financial reporting. The Audit Committee has discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 114 (Communication with Audit Committees). In addition, the Audit Committee has received from KPMG the written disclosures and the letter from the independent registered accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and has discussed with KPMG its independence. The Audit Committee also considered whether KPMG’s provision of non-audit services to the Company is compatible with KPMG’s independence. KPMG advised the Audit Committee that KPMG was and continues to be independent accountants with respect to the Company.

The Audit Committee discussed with KPMG the overall scope and plans for their audits. The Audit Committee has met with KPMG, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Based upon the Audit Committee’s discussions with management, the Audit Committee’s review of the representations of management and the report of KPMG to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC.

Audit Committee Members

Paul E. Weaver

Andrew M. Stern

William F. Miller III

PROPOSAL 2:

APPROVAL OF THE AMN HEALTHCARE EQUITY PLAN, AS

AMENDED AND RESTATED

The Equity Plan was approved by the Company’s stockholders on April 12, 2006. As of December 31, 2008, equity awards representing 3,743,365(6) shares of common stock were outstanding, with 1,505,800 shares of common stock remaining available for future grant under the Equity Plan. On January 7, 2009, the Board granted equity awards to key employees under the Equity Plan, leaving 333,459 shares remaining available for issuance after that date.

The Board of Directors has approved, subject to stockholder approval, an amendment and restatement of the Equity Plan: (1) to increase the total number of shares of common stock authorized for issuance under the Equity Plan by an additional 1,850,000 shares; (2) to change the fungible ratio for awards other than options or stock appreciation rights (SARs) from 1.85 to 1.6, for awards issued after January 1, 2009; (3) to change the maximum number of shares that can be awarded to any one individual in any calendar year from 500,000 to 1,000,000; and (4) to change the maximum number of shares that can be awarded in the form of incentive stock options from 250,000 to 1,000,000. The Board of Directors believes the Equity Plan, as amended and restated, will continue to allow the Company to attract and retain the services of key employees and directors. Failure of the stockholders to approve the Equity Plan, as amended and restated, will not invalidate the equity awards granted under the Equity Plan prior to the stockholders’ meeting on April 9, 2009. However, unless and until approved by stockholders, the additional 1,850,000 shares authorized for issuance under the Equity Plan will not be available for grants under the Equity Plan, the fungible ratio will not change and the caps on grants of stock options, stock appreciation rights and incentive stock options will not increase.

The Board of Directors believes that equity awards are an important element of the executive officers’ compensation. Equity awards incentivize management to have a longer term perspective in supporting our growth strategy and meeting our financial objectives on a sustained basis to provide longer-term returns to our stockholders. The Board of Directors anticipates that providing such persons with a direct stake in the Company will assure a close identification of the interests of participants in the plan with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company. Historically, the Company’s burn rate (meaning the rate at which the Company has granted equity awards) has been well below industry levels. As of December 31, 2008, the Company’s three-year average burn rate is 3.3% while the burn rate for the Russell 3000 Health Care Equipment and Services Category (the Company’s comparative industry) is 4.39%.

The material features of the Equity Plan, as amended and restated, are:

•	The maximum number of shares reserved and available for issuance is increased by 1,850,000 shares;

•	The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock, unrestricted stock and restricted stock units is permitted;

•

Effective January 1, 2009, the grant of any full value award, i.e. an award other than an option or a stock appreciation right, shall be deemed, for purposes of determining the number of shares available for issuance, as an award of 1.6 shares of stock, instead of 1.85 shares of stock, for each such share actually subject to the award. The grant of an option or a SAR shall be deemed, for purposes of determining the number of shares available for issuance, as an award of one share of stock for each such share actually subject to the award. Any shares that again become available for grant effective as of January 1, 2009, shall be added back (i) as one share if such shares were subject to options or stock appreciation rights granted under the Plan or the Company’s Stock Option Plan; and (ii) as 1.6 shares if such shares were subject to awards other than options or SARs granted under the Plan.

[6]	This amount includes 32,038 RSUs that have vested but were deferred under the Company’s deferred compensation plan.

•	The maximum number of SARs/stock options that can be awarded to any one individual in any calendar year is increased from 500,000 to 1,000,000;

•	The maximum number of shares that can be awarded in the form of incentive stock options during the life of the Plan is increased from 250,000 to 1,000,000;

•	Minimum vesting periods for grants of restricted stock and restricted stock units are required;

•	Any material amendment (other than an amendment that curtails the scope of the Equity Plan) is subject to approval by the Company’s stockholders;

•

The Equity Plan will be administered by the Compensation and Stock Plan Committee of the Board. The Compensation and Stock Plan Committee, in its discretion, may grant a variety of incentive awards based on the common stock of the Company; and

•	The term of the Equity Plan is extended until ten years from shareholder approval of the Equity Plan, as amended and restated.

Based solely on the closing price of the Company’s common stock of $6.51 as reported on the New York Stock Exchange on February 27, 2009, the maximum aggregate market value of the 1,850,000 shares to be added to the Equity Plan is $12,043,500. The shares issued by the Company under the Equity Plan will be authorized but unissued shares. The shares underlying any awards that are forfeited, canceled, expire or are terminated (other than by exercise) under the Equity Plan or the Company’s Stock Option Plan are added back to the shares available for issuance under the Equity Plan. Shares tendered or held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding are not available for future issuance under the Equity Plan. In addition, upon exercise of any stock appreciation rights, the number of shares that are not issued in connection with the stock settlement of the stock appreciation rights will not be added back to the shares available for issuance under the Equity Plan. Shares acquired by the Company on the open market using cash proceeds of option exercises will not be added back to the shares available for issuance under the Equity Plan.

To ensure that certain awards granted under the Equity Plan, including awards of restricted stock and restricted stock units, to a “Covered Employee” (as defined in Section 162(m) of the Internal Revenue Code of 1986 (the “Code”)) qualify as “performance-based compensation” under Section 162(m) of the Code, the Equity Plan provides that the Compensation and Stock Plan Committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria, described as such criteria relating to Company-wide objectives or of the subsidiary, division, department or function with the Company or subsidiary in which the relevant participant is employed: (i) market value; (ii) book value; (iii) earnings per share; (iv) market share; (v) operating profit; (vi) net income; (vii) cash flow; (viii) return on capital; (ix) return on assets; (x) return on equity; (xi) margins; (xii) stockholder return; (xiii) sales or product volume growth; (xiv) productivity improvement; (xv) costs or expenses; (xvi) net debt reduction; (xvii) earnings before interest, taxes, depreciation and amortization; (xviii) unit volume; (xix) net sales; (xx) balance sheet measurements; (xxi) selling, general and administrative expense; and (xxii) revenue. The Compensation and Stock Plan Committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award of restricted stock or restricted stock units (or combination thereof) granted to any one individual that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code will not exceed 500,000 shares for any performance cycle, and options or stock appreciation rights with respect to no more than 1,000,000 shares may be granted to any one individual during any calendar year period.

Summary of the Equity Plan

The following description of certain features of the Equity Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the Equity Plan, as amended and restated, that is attached hereto as Exhibit 1.

Plan Administration.    The Compensation and Stock Plan Committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the Equity Plan. The Compensation and Stock Plan Committee may delegate to the CEO of the Company the authority to grant awards at fair market value to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act.

Eligibility and Limitations on Grants.    Persons eligible to participate in the Equity Plan will be those officers, employees, non-employee directors and other key persons (including consultants and prospective employees) of the Company and its subsidiaries as selected from time to time by the Compensation and Stock Plan Committee. Approximately 120 individuals are currently eligible to participate in the Equity Plan.

The maximum award of stock options or stock appreciation rights granted to any one individual will not exceed 1,000,000 shares (subject to adjustment for stock splits and similar events) for any calendar year period. If any award of restricted stock or restricted stock units granted to an individual is intended to qualify as “performance-based compensation” under Section 162(m) of the Code, then the maximum award shall not exceed 500,000 shares (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle.

Stock Options.    The Equity Plan permits the granting of (1) stock options intended to qualify as incentive stock options under Section 422 of the Code and (2) stock options that do not so qualify. Options granted under the Equity Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the Compensation and Stock Plan Committee but may not be less than 100% of the fair market value of the Common Stock on the date of grant. The maximum number of shares that can be granted in the form of incentive stock options cannot exceed 1,000,000 shares.

The term of each option will be fixed by the Compensation and Stock Plan Committee and may not exceed ten years from the date of grant. The Compensation and Stock Plan Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the Compensation and Stock Plan Committee. Options may be exercised in whole or in part with written notice to the Company.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Compensation and Stock Plan Committee, or by delivery (or attestation to the ownership) of shares that are beneficially owned by the optionee. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights.    The Compensation and Stock Plan Committee may award a stock appreciation right either as a freestanding award or in tandem with a stock option. The Compensation and Stock Plan Committee may award stock appreciation rights subject to such conditions and restrictions as the Compensation and Stock Plan Committee may determine, provided that (1) upon exercise of a stock appreciation right granted in tandem with an option, the applicable portion of any related option shall be surrendered, (2) stock appreciation rights granted in tandem with options are exercisable at such time or times and to the extent that the related stock options are exercisable, and (3) the term of stock appreciation rights may not exceed ten years from the date of grant.

Restricted Stock.    The Compensation and Stock Plan Committee may award shares to participants subject to such conditions and restrictions as the Compensation and Stock Plan Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with the Company through a specified restricted period. However, in the event these awards have a performance-based goal, the restriction period will be at least one year, and in the event these awards have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period.

Restricted Stock Units.    The Compensation and Stock Plan Committee may award restricted stock units as deferred stock awards to participants. Restricted stock units are ultimately payable in the form of shares and may be subject to such conditions and restrictions as the Compensation and Stock Plan Committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with the Company through a specified vesting period. However, in the event these awards have a performance-based goal, the restriction period will be at least one year, and in the event these awards have a time-based restriction, the restriction period will be at least three years, but vesting can occur incrementally over the three-year period. In the Compensation and Stock Plan Committee’s sole discretion and subject to the participant’s compliance with the procedures established by the Compensation and Stock Plan Committee and requirements of Section 409A of the Code, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted stock unit award.

Unrestricted Stock.    The Compensation and Stock Plan Committee may grant shares (at no cost or for a purchase price determined by the Committee) that are free from any restrictions under the Equity Plan. Unrestricted stock may be issued to participants in recognition of past services or other valid consideration, and may be issued in lieu of cash compensation to be paid to such individuals.

Effect of Awards.    Effective January 1, 2009, the grant of any full value award, i.e. an award other than an option or a stock appreciation right, shall be deemed for purposes of determining the number of shares available for issuance as an award of 1.6 shares of stock for each such share actually subject to the award. The grant of an option or a stock appreciation right shall be deemed, for purposes of determining the number of shares available for issuance, as an award of one share of stock for each such share actually subject to the award.

Tax Withholding.    Participants in the Equity Plan are responsible for the payment of any federal, state or local taxes that the Company is required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the Compensation and Stock Plan Committee, participants may elect to have the minimum tax withholding obligations satisfied either by authorizing the Company to withhold shares to be issued pursuant to an option exercise or other award, or by transferring to the Company shares having a value equal to the amount of such taxes.

Change in Control Provisions.    The Equity Plan provides that in the event of a sale event (as defined in the Equity Plan) resulting in a change in control of the Company, all stock options and stock appreciation rights will automatically become fully exercisable and conditions and restrictions relating solely to the passage of time and continued employment on all other awards will automatically be deemed waived, except as the Compensation and Stock Plan Committee may otherwise provide in the relevant award agreement. Awards with conditions and restrictions relating to the attainment of performance goals may become vested and non-forfeitable in connection with a change in control in the Committee’s discretion. In addition, in the event of a sale event in which the Company’s stockholders will receive cash consideration, the Company may make or provide for a cash payment to participants holding options and stock appreciation rights equal to the difference between the per share cash consideration and the exercise price of the options or stock appreciation rights.

Amendments and Termination.    The Board of Directors may at any time amend or discontinue the Equity Plan and the Compensation and Stock Plan Committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder’s consent. Any amendments that materially change the terms of the Equity Plan, including any amendments that increase the number of shares reserved for issuance under the Equity Plan, expand the types of awards available, materially expand the eligibility to participate in, or materially extend the term of the Equity Plan, or materially change the method of determining the fair market value of the Company’s common stock, will be subject to approval by stockholders. Amendments shall also be subject to approval by the Company’s stockholders if and to the extent determined by the Compensation and Stock Plan Committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the Equity Plan qualifies as performance-based compensation under Section 162(m) of the Code. In addition, except in connection with a reorganization or other similar change in the capital stock of the Company or a merger or other transaction, the Compensation and Stock Plan Committee may not reduce the exercise price of an outstanding stock option or stock appreciation right or effect repricing of an outstanding stock option or stock appreciation right through cancellation or regrants.

Tax Aspects Under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the Equity Plan. It does not describe all federal tax consequences under the Equity Plan, nor does it describe state or local tax consequences.

Incentive Options.    No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (1) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) there will be no deduction for the Company for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof, and (b) the Company will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above (e.g., if the holding periods described above are not satisfied), the option is treated as a non-qualified option. In addition, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options.    No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Restricted Stock

Restricted stock is not taxable to a recipient at the time of grant, but instead is included in ordinary income (at its then fair market value) when the restrictions lapse. A recipient may elect, however, to recognize income at the time of grant, in which case the fair market value of the restricted shares at the time of grant is included in ordinary income and there is no further income recognition when the restrictions lapse. The Company is entitled to a tax deduction in an amount equal to the ordinary income recognized by the recipient.

A recipient’s tax basis for restricted shares will be equal to the amount of ordinary income recognized by the recipient. The recipient will recognize capital gain (or loss) on a sale of the restricted stock if the sale price exceeds (or is lower than) such basis. The holding period for restricted shares for purposes of characterizing gain or loss on the sale of any shares as long or short-term commences at the time the recipient recognizes ordinary income pursuant to an award.

Parachute Payments

The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on the Company’s Deductions

As a result of Section 162(m) of the Code, the Company’s deduction for certain awards under the Equity Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The Equity Plan is structured to allow grants to qualify as performance-based compensation.

New Plan Benefits

As of the date of this proxy statement, no awards have been made from the Equity Plan from the 1,850,000 new shares to be added to the Equity Plan. The amount of awards to be made under the Equity Plan is not presently determinable.

Equity Compensation Plan Information at December 31, 2008

The following table sets forth information as of December 31, 2008 regarding compensation plans under which the Company’s equity securities are authorized for issuance.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding equity awards	Weighted-average exercise price of outstanding equity awards($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders(1)	3,743,365	13.39	1,505,800	(2)
Equity compensation plans not approved by security holders	—	—	—
Total	3,743,365	13.39	1,505,800

(1)	These figures include options, SARs, and RSUs, including 32,038 RSUs that have vested, but not been issued due to being deferred under the Company’s deferred compensation plan.

(2)	1,505,800 plus any shares underlying the Stock Option Plan or Equity Plan that are forfeited, cancelled or are terminated after December 31, 2008.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMN HEALTHCARE EQUITY PLAN, AS AMENDED AND RESTATED.

PROPOSAL 3:

RATIFICATION OF THE SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

On February 9, 2009, upon the recommendation of the Audit Committee, the Company’s Board of Directors appointed KPMG to serve as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2009. The Board proposes and recommends that the stockholders ratify this appointment.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG served as the Company’s principal independent registered public accounting firm for 2008. Representatives from KPMG will be present at the Annual Meeting of Stockholders, will be given the opportunity to make a statement if they so desire and are expected to be available to respond to any appropriate questions. The fees paid or accrued for audit services and the fees paid for audit related, tax and all other services rendered by KPMG for each of the last two years are as follows:

Audit Fees:    KPMG billed $1,530,000 and $1,568,000 for audit fees in 2008 and 2007, respectively. Audit fees consist of fees for professional services rendered in connection with the annual audits of (i) the Company’s consolidated financial statements; (ii) the effectiveness of internal control over financial reporting; (iii) reviews of the interim consolidated financial statements included in quarterly reports, and (iv) fees for SEC registration statement services.

Audit-Related Fees:    KPMG billed $2,000 for audit-related services in both 2008 and 2007. Audit-related fees consist principally of a subscription to an on-line research tool licensed from the independent registered public accounting firm.

Tax Fees:    KPMG did not render any tax services in 2008 and 2007.

All Other Fees:    KPMG did not render any other services in 2008 and 2007.

Pursuant to the Audit Committee Charter, it is the policy of the Audit Committee to review in advance, and grant any appropriate pre-approvals of all auditing services to be provided by the independent registered public accounting firm and all non-audit services to be provided by the independent registered public accounting firm as permitted by Section 10A of the Exchange Act, and in connection therewith, to approve all fees and other terms of engagement. In 2007 and 2008, the Audit Committee pre-approved all audit-related fees billed by KPMG prior to the engagement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009.

OTHER MATTERS

Stockholder Proposals for the 2010 Annual Meeting

From time to time, stockholders present proposals, which may be proper subject for inclusion in the proxy statement and for consideration at the next Annual Meeting of Stockholders. Any stockholder who desires to bring a proposal at the Company’s 2010 Annual Meeting of Stockholders without including such proposal in the Company’s proxy statement must deliver written notice thereof to the Secretary of the Company not before December 10, 2009 and not later than January 8, 2010. Stockholder proposals intended to be included in the 2009 proxy statement must be received by the Company no later than November 9, 2009 and otherwise comply with the requirements of Rule 14a-8 promulgated by the SEC under the Exchange Act.

If a stockholder proposal is not properly submitted for inclusion in the 2010 proxy statement pursuant to the requirements described above (but otherwise complies with the advanced notice provisions of the Company’s by-laws), management will be permitted to vote proxies in its discretion if it advises stockholders in the 2010 Proxy Statement about the nature of the matter and how management intends to vote on such matter.

Annual Report

Stockholders will receive with this proxy statement a copy of the Company’s Annual Report including the financial statements and the financial statement schedules included in the Company’s annual report on Form 10-K as filed with the SEC for the fiscal year ended December 31, 2008 and certain exhibits thereto. Stockholders may request additional copies in writing at the following address:

AMN Healthcare Services, Inc.
Attention:	Denise L. Jackson
Senior Vice President, General Counsel and Secretary
12400 High Bluff Drive, Suite 100
San Diego, California 92130

In the event that the exhibits to the annual report on Form 10-K are requested, a fee may be charged for reproduction of such exhibits.

Other Business

The Board of Directors does not know of any other matter which will come before the 2009 Annual Meeting other than those described in this proxy statement. In the event that any other matters properly come up before the 2009 Annual Meeting, the persons named in the enclosed form of proxy intend to vote all proxies in accordance with their judgment on such matters.

[APPENDIX 1 EQUITY PLAN]

AMN HEALTHCARE EQUITY PLAN,

AS AMENDED AND RESTATED

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the AMN Healthcare Equity Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including consultants and prospective employees) of AMN Healthcare Services, Inc. (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company. The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” is defined in Section 2(a).

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards and Unrestricted Stock Awards.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Company’s Stock Option Plan” means the stock option plan adopted by the Company’s shareholders, dated July 24, 2001, as amended, from which, effective April 12, 2006, the Company is no longer authorized to make grants.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Deferred Stock Award” means Awards granted pursuant to Section 8.

“Effective Date” means the date on which the amended Plan is approved by stockholders as set forth in Section 18.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on a given date means (i) if the Stock is listed on a national securities exchange, the mean between the highest and lowest sale prices reported as having occurred on the primary exchange with which the Stock is listed and traded on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which such a sale was reported; (ii) if the Stock is not listed on any national securities exchange but is quoted in the National Market System of the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) on a last sale basis, the average between the high bid price and low ask price reported on the date prior to such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Stock is not listed on a national securities exchange nor quoted in the NASDAQ on a last sale basis, the amount determined by the Committee to be the fair market value based upon a good faith attempt to value the Stock accurately and computed in accordance with applicable regulations of the Internal Revenue Service.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more performance criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award or Deferred Stock Award.

“Restricted Stock Award” means Awards granted pursuant to Section 7.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means any Award granted pursuant to Section 6.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has a controlling interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means any Award granted pursuant to Section 9.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Committee. The Plan shall be administered by either the Board or the Committee (the “Administrator”).

(b) Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Deferred Stock Awards and Unrestricted Stock Awards, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number of shares of Stock to be covered by any Award;

(iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and

(vii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c) Delegation of Authority to Grant Awards. The Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards, to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act or Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price of any Stock Option or Stock Appreciation Right, the conversion ratio or price of other Awards and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d) Indemnification. Neither the Board nor the Committee, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a) Stock Issuable. Subject to adjustment as provided in this Section 3, the maximum number of shares of Stock reserved as available for issuance under the Plan shall be equal to 5,573,725 (which represents the sum of the original number of 723,725 shares authorized by stockholders on April 12, 2006, an additional 3,000,000 shares authorized by stockholders on April 18, 2007, and an additional 1,850,000 authorized by the Board on February 9, 2009 subject to stockholder approval), plus the number of shares of Stock underlying any grants under the Company’s Stock Option Plan that are forfeited, canceled or are terminated (other than by exercise) after March 10, 2006.

(b) Forfeited Shares. If (i) any shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part),or is canceled or otherwise terminated, or (ii) any shares subject to an award under the Company’s Stock Option Plan are forfeited, or an award under the Company’s Stock Option Plan expires or is settled for cash (in whole or in part), the shares subject to such Award or award under the Company’s Stock Option Plan shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, in accordance with Section 3(c) below. Notwithstanding anything to the contrary contained herein, the following shares shall not be added to the shares authorized for grant under paragraph (a) of this Section: (i) shares tendered by a grantee or withheld by the Company in payment of the purchase price of an Option, or to satisfy any tax withholding obligation with respect to an Award, and (ii) shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof and (iii) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or options granted under the Company’s Stock Option Plan.

(c) Fungible Ratio. Effective as of January 1, 2009, any shares of Stock that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against the share limit in Section 3(a) as 1.6 shares for every one share of Stock granted and the grant of any Option or Stock Appreciation Right shall be counted against the share limit in Section 3(a) as one share of Stock for each such share actually subject to the Award. Effective as of January 1, 2009, any shares of Stock that again become available for grant pursuant to Section 3(b) shall be added back to the share limit in the same manner as Awards are counted in accordance with the preceding sentence. The fungible ratio provided herein is applicable to all Awards made, and forfeitures occurring, on or after January 1, 2009.

(d) Individual Limitations. Shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 1,000,000 shares of Stock may be granted to any one individual grantee during any one calendar year period. In addition, no more than 1,000,000 shares of Stock may be issued pursuant to the Plan as Incentive Stock Options.

(e) Character of Shares. Any shares of Stock issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

(f) Changes in Stock. Subject to Section 3(g) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non- cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for a different number or kind of securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-based Award or as Incentive Stock Options, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

The Administrator shall also adjust the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards in a proportionate manner to take into consideration material changes in accounting practices or principles, extraordinary dividends, acquisitions or dispositions of stock or property or any other similar event to avoid distortion in the operation of the Plan, provided that no such adjustment shall be made in the case of a Stock Option or Stock Appreciation Right, without the consent of the grantee, if it would constitute a modification, extension or renewal of the Option within the meaning of Section 424(h) of the Code.

(g) Mergers and Other Transactions. In the case of and subject to the consummation of (i) the dissolution or liquidation of the Company, (ii) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (iii) a merger, reorganization or consolidation in which the outstanding shares of Stock are converted into or exchanged for a different kind of securities of the successor entity and the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the successor entity immediately upon completion of such transaction, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a “Sale Event”), all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event and all other Awards shall become fully vested and nonforfeitable as of the effective time of the Sale Event, except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award documentation, and Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion. Upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate, unless provision is made in connection with the Sale Event in the sole discretion of the parties thereto for the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In the event of such termination, each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options and Stock Appreciation Rights not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event. Notwithstanding anything to the contrary in this Section 3(g), in the event of a Sale Event pursuant to which holders of the Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Administrator of the consideration payable per share of Stock pursuant to the Sale Event (the “Sale Price”) times the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights.

(h) Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances. Substitute Awards shall not reduce the shares authorized for grant under the Plan or the applicable limitations for grant to a grantee under Section 3(d) or 10(d), nor shall shares subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in paragraph (b) above.

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such officers and other employees, Non-Employee Directors and key persons (including consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its discretion.

SECTION 5. STOCK OPTIONS

(a) Grant of Stock Options. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a

“subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option. Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(b) Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(c) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(d) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(e) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award agreement:

(i) In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii) Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date. To the extent required to avoid variable accounting treatment under FAS 123R or other applicable accounting rules, such surrendered shares shall have been owned by the optionee for at least six months; or

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously- owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of shares attested to.

(f) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6. STOCK APPRECIATION RIGHTS

(a) Nature of Stock Appreciation Rights. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right, which price shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant (or more than the option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

(b) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

(c) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator, subject to the following:

(i) The exercise price of a Stock Appreciation Right shall not be less than Fair Market Value of a share of Stock on the date of grant.

(ii) Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable.

(iii) Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.

(iv) No Stock Appreciation Right shall be exercisable more than ten years after the date the Stock Appreciation Right is granted.

SECTION 7. RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. A Restricted Stock Award is an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant (“Restricted Stock”). Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Stock Award is contingent on the grantee executing the Restricted Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder. Upon execution of a written instrument setting forth the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award.

Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award agreement. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, if any, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder. Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d) Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Notwithstanding the foregoing, in the event that any such Restricted Stock shall have a performance-based goal, the restriction period with respect to such shares shall not be less than one year, and in the event any such Restricted Stock shall have a time-based restriction, the total restriction period with respect to such shares shall not be less than three years; provided, however, that Restricted Stock with a time-based restriction may become vested incrementally over such three-year period. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

SECTION 8. DEFERRED STOCK AWARDS

(a) Nature of Deferred Stock Awards. A Deferred Stock Award is an Award of phantom stock units to a grantee, subject to restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Deferred Stock Award is contingent on the grantee executing the Deferred Stock Award agreement. The terms and conditions of each such agreement shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Notwithstanding the foregoing, in the event that any such Deferred Stock Award shall have a performance-based goal, the restriction period with respect to such award shall not be less than one year, and in the event any such Deferred Stock Award shall have a time-based restriction, the total restriction period with respect to such award shall not be less than three years; provided, however, that any Deferred Stock Award with a time-based restriction may become vested incrementally over such three-year period. At the end of the deferral period, the Deferred Stock Award, to the extent vested, shall be paid to the grantee in the form of shares of Stock.

(b) Election to Receive Deferred Stock Awards in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Deferred Stock Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any such deferred compensation shall be converted to a fixed number of phantom stock units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee but for the deferral.

(c) Rights as a Stockholder. During the deferral period, a grantee shall have no rights as a stockholder; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Deferred Stock Award, subject to such terms and conditions as the Administrator may determine.

(d) Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 15 below, in writing after the Award agreement is issued, a grantee’s right in all Deferred Stock Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award to any grantee pursuant to which such grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

Notwithstanding anything to the contrary contained herein, if any Restricted Stock Award or Deferred Stock Award granted to a Covered Employee is intended to qualify as “Performance-based Compensation” under Section 162(m) of the Code and the regulations promulgated thereunder (a “Performance-based Award”), such Award shall comply with the provisions set forth below:

(a) Performance Criteria. The performance criteria used in performance goals governing Performance-based Awards granted to Covered Employees may include any or all of the following objectives, described as such objectives relate to Company-wide objectives or of the subsidiary, division, department or function with the Company or subsidiary in which the Covered Employee is employed: (i) market value; (ii) book value; (iii) earnings per share; (iv) market share; (v) operating profit; (vi) net income; (vii) cash flow; (viii) return on capital; (ix) return on assets; (x) return on equity; (xi) margins; (xii) shareholder return; (xiii) sales or product volume growth; (xiv) productivity improvement; (xv) costs or expenses; (xvi) net debt reduction; (xvii) earnings before interest, taxes, depreciation and amortization; (xviii) unit volume; (xix) net sales; (xx) balance sheet measurements; (xxi) selling, general and administrative expense; or (xxii) revenue.

(b) Grant of Performance-based Awards. With respect to each Performance-based Award granted to a Covered Employee, the Committee shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the performance criteria for such grant, and the achievement targets with respect to each performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The performance criteria established by the Committee may be (but need not be) different for each Performance Cycle and different goals may be applicable to Performance-based Awards to different Covered Employees.

(c) Payment of Performance-based Awards. Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the performance criteria for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-based Awards earned for the Performance Cycle. The Committee shall then determine the actual size of each Covered Employee’s Performance-based Award, and, in doing so, may reduce or eliminate the amount of the Performance-based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.

(d) Maximum Award Payable. The maximum performance-based award payable to any one Covered Employee under the Plan for a performance cycle is 500,000 shares (subject to adjustment as provided in Section 3 hereof).

SECTION 11. TRANSFERABILITY OF AWARDS

(a) Transferability. Except as provided in Section 11(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity.

No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b) Committee Action. Notwithstanding Section 11(a), the Administrator, in its discretion, may provide either in the Award agreement regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Awards (other than any Incentive Stock Options) to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.

(c) Family Member. For purposes of Section 11(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 12. TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the grantee with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 13. ADDITIONAL CONDITIONS APPLICABLE TO NONQUALIFIED DEFERRED COMPENSATION UNDER SECTION 409A.

In the event any Stock Option or Stock Appreciation Right under the Plan is granted with an exercise price of less than 100 percent of the Fair Market Value on the date of grant (regardless of whether or not such exercise price is intentionally or unintentionally priced at less than Fair Market Value), or such grant is materially modified and deemed a new grant at a time when the Fair Market Value exceeds the exercise price, or any other Award is otherwise determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the following additional conditions shall apply and shall supersede any contrary provisions of this Plan or the terms of any agreement relating to such 409A Award.

(a) Exercise and Distribution. Except as provided in Section 13(b) hereof, no 409A Award shall be exercisable or distributable earlier than upon one of the following:

(i) Specified Time. A specified time or a fixed schedule set forth in the written instrument evidencing the 409A Award.

(ii) Separation from Service. Separation from service (within the meaning of Section 409A) by the 409A Award grantee; provided, however, that if the 409A Award grantee is a “specified employee” (as defined in Section 409A(a)(2)(B)(1) of the Code and regulations promulgated thereunder), exercise or distribution under this Section 13(a)(ii) may not be made before the date that is six months after the date of separation from service.

(iii) Death. The date of death of the 409A Award grantee.

(iv) Disability. The date the 409A Award grantee becomes disabled (within the meaning of Section 13(c)(ii) hereof).

(v) Unforeseeable Emergency. The occurrence of an unforeseeable emergency (within the meaning of Section 13(c)(iii) hereof), but only if the net value (after payment of the exercise price) of the number of shares of Stock that become issuable does not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the exercise, after taking into account the extent to which the emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the grantee’s other assets (to the extent such liquidation would not itself cause severe financial hardship).

(vi) Change in Control Event. The occurrence of a Change in Control Event (within the meaning of Section 13(c)(i) hereof), including the Company’s discretionary exercise of the right to accelerate vesting of such grant upon a Change in Control Event or to terminate the Plan or any 409A Award granted hereunder within 12 months of the Change in Control Event.

(b) No Acceleration. A 409A Award may not be accelerated or exercised prior to the time specified in Section 13(a) hereof, except in the case of one of the following events:

(i) Domestic Relations Order. The 409A Award may permit the acceleration of the exercise or distribution time or schedule to an individual other than the grantee as may be necessary to comply with the terms of a domestic relations order (as defined in Section 414(p)(1)(B) of the Code).

(ii) Conflicts of Interest. The 409A Award may permit the acceleration of the exercise or distribution time or schedule as may be necessary to comply with the terms of a certificate of divestiture (as defined in Section 1043(b)(2) of the Code).

(iii) Change in Control Event. The Administrator may exercise the discretionary right to accelerate the vesting of such 409A Award upon a Change in Control Event or to terminate the Plan or any 409A Award granted thereunder within 12 months of the Change in Control Event and cancel the 409A Award for compensation.

(c) Definitions. Solely for purposes of this Section 13 and not for other purposes of the Plan, the following terms shall be defined as set forth below:

(i) “Change in Control Event” means the occurrence of a change in the ownership of the Company, a change in effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (as defined in Section 1.409A-3(i)(5) of the regulations promulgated under Section 409A).

(ii) “Disabled” means a grantee who (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company or its Subsidiaries.

(iii) “Unforeseeable Emergency” means a severe financial hardship to the grantee resulting from an illness or accident of the grantee, the grantee’s spouse, or a dependent (as defined in Section 152(a) of the Code) of the grantee, loss of the grantee’s property due to casualty, or similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the grantee.

SECTION 14. TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 15. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. Except in connection with a corporate transaction involving the company (including without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) as provided in Section 3(f) or 3(g), unless there is stockholder approval, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights, and outstanding Options or Stock Appreciation Rights may not be cancelled in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights. Any material Plan amendments (other than amendments that curtail the scope of the Plan), including any Plan amendments that (i) increase the number of shares reserved for issuance under the Plan, (ii) expand the type of Awards available under, materially expand the eligibility to participate in, or materially extend the term of, the Plan, or (iii) materially change the method of determining Fair Market Value, shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. In addition, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 15 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(g).

SECTION 16. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 17. GENERAL PROVISIONS

(a) No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

(b) Delivery of Stock Certificates. Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records).

(c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(d) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy and procedures, as in effect from time to time.

(e) Forfeiture of Awards under Sarbanes-Oxley Act. If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, then any grantee who is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company for the amount of any Award received by such individual under the Plan during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission, as the case may be, of the financial document embodying such financial reporting requirement.

SECTION 18. EFFECTIVE DATE OF PLAN

This amended and restated Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present. No grants of Stock Options and other Awards may be made hereunder after the tenth (10th) anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth (10th) anniversary of the date the Plan is approved by the Board.

SECTION 19. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE AMENDED AND RESTATED PLAN APPROVED BY BOARD OF DIRECTORS: February 9, 2009

DATE AMENDED AND RESTATED PLAN APPROVED BY STOCKHOLDERS:

AMN HEALTHCARE SERVICES, INC. ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 9, 2009 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, revoking all previous proxies, hereby appoints R. Jeffrey Harris, Paul E. Weaver, and Hala Moddelmog, or any of them, as attorneys and proxies with full power of substitution and resubstitution to represent the undersigned and to vote all shares of Common Stock of AMN Healthcare Services, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on April 9, 2009 at a.m. E.T. at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, NY 10019-6064, or at any adjournment or adjournments thereof, with all powers which the undersigned would possess if personally present (Continued and to be signed on the reverse side) 14475

ANNUAL MEETING OF STOCKHOLDERS OF AMN HEALTHCARE SERVICES, INC. April 9, 2009 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at http://materials.proxyvote.com/001744 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. Election of seven directors to hold office until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified, or until the director resigns, is removed, or becomes disqualified: R. Jeffrey Harris Michael M.E. Johns Hala G. Moddelmog Susan R. Nowakowski Andrew M. Stern Paul E. Weaver Douglas D. Wheat 2. Approval of the amendments to the Company’s Equity Plan: 3. Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, proxies will vote this proxy FOR electing each of the seven (7) nominees to the Board of Directors; FOR proposals 2 and 3; and, in their discretion upon such other business as may properly come before the meeting. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY BY USING THE ENCLOSED ENVELOPE. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 2 AND 3.